Exhibit 10.1

CREDIT AGREEMENT

DATED AS OF

JANUARY 3, 2007

AMONG

NAMI HOLDING COMPANY, LLC,

AS BORROWER,

CITIBANK, N.A.,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

CO-LEAD ARRANGER, SOLE BOOKRUNNER AND CO-SYNDICATION AGENT

CITIBANK, N.A.

CO-LEAD ARRANGER AND CO-SYNDICATION AGENT

BNP PARIBAS

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ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Maximum Credit Amounts

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Security Instruments
Exhibit F	Form of Assignment and Assumption
Exhibit G	Affidavit of Payment of Trade Bills
Exhibit H	Property Certificate
Exhibit I	Reconciliation Schedule
Exhibit J	Form of Release of Lien

Schedule 2.09(c)(1)	Proved Developed Oil and Gas Properties
Schedule 2.09(c)(2)	Proved Undeveloped Oil and Gas Properties
Schedule 2.09(d)	Post-Closing Title Opinions
Schedule 7.05	Litigation
Schedule 7.06	Environmental
Schedule 7.12	Insurance
Schedule 7.14	Subsidiaries and Partnerships
Schedule 7.18	Gas Imbalances
Schedule 7.19	Marketing Contracts
Schedule 7.20	Current Swap Agreements
Schedule 7.24	Mortgage Filing Offices
Schedule 8.16	Minimum Swap Requirements and Minimum Put Option Requirements
Schedule 9.03	Existing Liens
Schedule 9.05	Investments

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THIS CREDIT AGREEMENT dated as of January 3, 2007, is among NAMI HOLDING COMPANY, LLC, a limited liability company duly formed and existing under the laws of the Commonwealth of Kentucky (the “Borrower”); each of the Lenders from time to time party hereto; and CITIBANK, N.A. (in its individual capacity, “Citibank”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.            The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

B.            The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

C.            In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I
Definitions and Accounting Matters

Section 1.01.          Terms Defined Above.  As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02.          Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied from time to time by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affidavit of Payment of Trade Bills” has the meaning assigned such term in Section 6.01(p).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent and other agents subsequently named; and “Agent” shall mean either the Administrative Agent or such other agent, as the context requires.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts of the respective Lenders, as the same may be reduced or terminated pursuant to Section 2.06.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	<25%	>25% <50%	>50% <75%	>75%
Eurodollar Loans	1.375%	1.50%	1.75%	2.00%
ABR Loans	.25%	.50%	.75%	1.00%
Commitment Fee Rate	.25%	.375%	.375%	.50%
Letter of Credit Fee	1.375%	1.50%	1.75%	2.00%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.  Notwithstanding the foregoing grid, if an Equity Event has not resulted in the repayment of at least $80,000,000 of Indebtedness on or before July 1, 2007, then the Applicable Margin commencing July 1, 2007 and continuing to the Maturity Date shall be as follows:

Eurodollar Loans	3.00%
ABR Loans	4.00%
Commitment Fee Rate	0.50%
Letter of Credit Fee	3.00%

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Annex I.  If the Maximum Credit Amounts have terminated or expired, the Applicable Percentages shall be determined based upon the Maximum Credit Amounts most recently in effect, giving effect to any assignments.

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, or (b) any other Person engaged in the business of writing Swap Agreements whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher and that is acceptable to the Administrative Agent, or (c) any other Person from time to time approved by the Majority Lenders.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., and (c) any other independent petroleum engineers acceptable to the Administrative Agent.

“Ariana” means Ariana Energy, LLC, a Tennessee limited liability company.

“Arranger” means (a) Citibank, in its capacities as the co-lead arranger, sole bookrunner and co-syndication agent hereunder, and (b) BNP Paribas, in its capacities as co-lead arranger and co-syndication agent hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 6.01(p), Section 8.13(c) or Section 9.12.

“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Capital Expenditures” means, in respect of any Person, for any period, the aggregate (determined without duplication) of all exploration and development expenditures and costs that are capital in nature and any other expenditures that are capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries having a fair market value in excess of $2,000,000.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; provided that the transfer of Equity Interests of the Borrower pursuant to the Nami Restructure Plan shall not be deemed to be a violation of this clause; or (b) occupation of a majority of the seats (other than vacant seats) on the board of managers of the Borrower by Persons who were neither (i) nominated by the board of managers of the Borrower nor (ii) appointed by managers so nominated.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, (if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b), and “Commitments” means the aggregate amount of the Commitments of all of the Lenders.  The amount representing each Lender’s Commitment shall at any time be the lesser of such Lender’s Maximum Credit Amount and such Lender’s Applicable Percentage of the then effective Borrowing Base.

“Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the managers or other governing body of a Person will be deemed to “control” such other Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means, for any Person, the sum of the following (without duplication):  (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.  The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in the case of each of the foregoing, on or prior to the date that is after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDA” means, for any twelve-month period (except as otherwise expressly provided) ending on the last day of any fiscal quarter, consolidated net income, excluding any non-cash revenue or expense associated with Swap Agreements resulting from FAS 133, plus without duplication and to the extent deducted from revenues in determining consolidated net income, the sum of (a) the aggregate amount of consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depletion, depreciation and amortization for such period, and (d) all other non-cash charges, all determined on a consolidated basis with respect to Borrower and its Subsidiaries in accordance with GAAP, using the results of the twelve-month period ending with that reporting period (except as otherwise herein provided).

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Electing Party” has the meaning assigned to such term in Section 2.09(c).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative

Agent, (ii) in the case of any assignment of a Commitment, the Issuing Bank, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity Event” means the receipt of proceeds from a public offering of any equity securities of the Borrower or the entity owning the Equity Interests of the Borrower or the contribution of any capital to the Borrower pursuant to the Nami Restructure Plan.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means:  (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been established and maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been established and maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been established and maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been established and maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) minor defects and irregularities in title to any Property which do not secure any monetary obligations and which in the aggregate do not materially impair use of such Property for the purposes for which such Property is held by the Borrower and any Subsidiary or materially impair the value of such Property subject thereto; (h) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (i) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c).

“Existing Credit Agreements” means the following loan agreements:

(a)           that certain Restated Loan Agreement originally dated June 30, 2003, as amended, by and among NRC, Ariana, as guarantor, Bank of Texas, N.A., as Agent, Bank of Texas, N.A. and Local Oklahoma Bank.

(b)           that certain Note Purchase Agreement originally dated December 30, 2004, as amended, by and among TEC, TCW Asset Management Company, as Administrative Agent, and TCW Energy Fund X Investors providing for the issuance of $40,000,000 of senior secured notes.

“FAS 133” means Statement of Financial Accounting Standard 133 (and any statements replacing, modifying or superseding such statement) adopted by the Financial Accounting Standards Board.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.  Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Forfeited PUD Properties” has the meaning assigned to such term in Section 2.09(c).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) over the Borrower, any Subsidiary, any of their Properties, any Agent, the Issuing Bank or any Lender.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantors” means (a) NRC until released as provided in Section 2.09(c), (b) all Subsidiaries of the Borrower and (c) each other Subsidiary that guarantees the Indebtedness pursuant to Section 8.14(b).

“Guaranty Agreement” means an agreement executed by the Guarantors in form and substance satisfactory to the Administrative Agent, unconditionally guarantying on a joint and several basis, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved,

charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases (excluding coal and timber), or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.  Unless other indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Borrower and its Subsidiaries.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.  Unless otherwise indicated herein, each reference to the term “Hydrocarbons” shall mean Hydrocarbons of the Borrower and its Subsidiaries.

“Indebtedness” means any and all amounts owing or to be owing by the Borrower, any Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising):  (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Swap Lender under any Swap Agreement between the Borrower or any Subsidiary and such Swap Lender (which shall be deemed to be the Swap Termination Value as of the date the amount of Indebtedness is being determined) and (c) all renewals, extensions and/or rearrangements of any of the above.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Reserve Report” means the report of Netherland, Sewell & Associates, Inc., with respect to certain Oil and Gas Properties of the Borrower and its Subsidiaries as of July 1, 2006.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and the Consolidated Subsidiaries for such period, including to the extent included in interest expense under GAAP:  (a) amortization of debt discount, (b) capitalized interest and (c) the portion of any payments or accruals under Capital Leases allocable to interest expense, minus (i) the portion of any payments or accruals under Synthetic Leases allocable to interest expense, and (ii) and any imputed interest pursuant to asset retirement obligations whether or not the same constitutes interest expense under GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Investment” means, for any Person:  (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Persons; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Issuing Bank” means Citibank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Collection Account” has the meaning assigned such term in Section 2.08(j).

“LC Commitment” at any time means twenty percent (20%) of the then existing Borrowing Base.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower (whether for itself or any Subsidiary as the account party), with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties.  The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Subsidiaries, as applicable, shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Title Indemnity Agreement, the Affidavit of Payment of Trade Bills, the Property Certificate, the Reconciliation Schedule, and the Security Instruments.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, at any time, Lenders having Loans, LC Exposure and unused Commitments representing more than 66.67% of the sum of all Loans outstanding, LC Exposure and unused Commitments at such time (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property, condition (financial or otherwise) or prospects of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower, any Subsidiary or any Guarantor to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent, the Issuing Bank or any Lender under any Loan Document.

“Material Gas Imbalance” means, with respect to all gas balancing agreements to which the Borrower or any Subsidiary is a party or by which any mineral interest owned by the Borrower or any Subsidiary is bound, a net gas imbalance to the Borrower or any Subsidiary, individually or taken as a whole in excess of $2,000,000.  Gas imbalances will be determined based on written agreements, if any, specifying the method of calculation thereof, or, alternatively, if no such agreements are in existence, gas imbalances will be calculated by multiplying (x) the volume of gas imbalance as of the date of calculation (expressed in thousand cubic feet) by (y) the heating value in btu’s per thousand cubic feet, times the Henry Hubb average daily spot price for the month immediately preceding the date of calculation.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit but including obligations in respect of one or more Swap Agreements) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $2,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Maturity Date” means January 3, 2011.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Midstream Assets” has the meaning assigned to such term in Section 2.09(c).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Mortgages” means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, assignments of proceeds of production, security documents and the like (including all amendments, modifications and supplements thereto) delivered pursuant to this Agreement in order to grant Liens in Oil and Gas Properties of the Borrower and its Subsidiaries.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 3(37) or 4001 (a)(3) of ERISA.

“Nami Restructure Plan” means the restructuring of the ownership and the assets of the Borrower and its Affiliates resulting in the creation of an entity owning the Borrower which will offer its Equity Interests for sale in the public market through a public offering, the proceeds of which will be used to repay at least $80,000,000 of the Indebtedness.

“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).

“Newco I” has the meaning assigned to such term in Section 2.09(c).

“Newco II” has the meaning assigned to such term in Section 2.09(c).

“Newco III” has the meaning assigned to such term in Section 2.09(c).

“Newco Manager” has the meaning assigned to such term in Section 2.09(c).

“Non-PDP Reserves” has the meaning assigned such term in Section 2.09(c).

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“NRC” means Nami Resources Company L.L.C., a Kentucky limited liability company.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests;

(d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.  Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Borrower and its Subsidiaries.

“Operating Assets” has the meaning assigned to such term in Section 2.09(c).

“Organizational Documents” mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Oil and Gas Leases” has the meaning assigned to such term in Section 2.09(c).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

“Participant” has the meaning set forth in Section 12.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“PDP Reserves” has the meaning assigned such term in Section 2.09(c).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank as its prime rate for loans in dollars; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  Such rate is set by Citibank as a general reference rate of interest, taking into account such factors as Citibank may deem appropriate; it being understood that many of Citibank’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Citibank may make various commercial or other loans at rates of interest having no relationship to such rate.

“Producing Strata” has the meaning assigned to such term in Section 2.09(c).

“Production Payment” has the meaning assigned such term in Section 7.16(f).

“Production Unit” has the meaning assigned to such term in Section 2.09(c).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Property Certificate” has the meaning assigned such term in Section 6.01(q).

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Proved Developed Oil and Gas Properties” or “PD Properties” has the meaning assigned to such term in Section 2.09(c).

“Proved Undeveloped Oil and Gas Properties” or “PUD Properties” has the meaning assigned to such term in Section 2.09(c).

“Purchase Agreement” has the meaning assigned such term in Section 7.16(f).

“Reconciliation Schedule” has the meaning assigned such term in Section 6.01(r).

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt.  “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Reserve Report” means the Initial Reserve Report and each other report, in form and substance satisfactory to the Administrative Agent, setting forth, as of each December 31st or June 30th (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with respect thereto as of such date, based upon the economic and pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Responsible Officer” means, as to any Person, the chief executive officer, the president, any Financial Officer or any vice president of such Person.  Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, Redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Security Instruments” means the Guaranty Agreements, the Subsidiary Pledge Agreements, the Mortgages, and other agreements, instruments or certificates described or referred to in Exhibit E-1, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for or to guarantee the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Smith Employment Agreement” means that certain Employment Agreement between Scott W. Smith and the Borrower dated as of October 9, 2006, pursuant to which Mr. Smith has been employed to devote his entire business time, attention, skill and energy to the business of the Borrower and to carry out the Nami Restructure Plan.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means:  (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner.  Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Pledge Agreements” means one or more pledge agreements in form and substance satisfactory to the Administrative Agent pursuant to which the Equity Interests of a Subsidiary are pledged to the Administrative Agent for the ratable benefit of the Lenders to secure the payment of the Indebtedness and the reimbursement of obligations under the Letters of Credit, as such agreements may be amended, modified or supplemented from time to time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, managers, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Lender” means any Person that is a counterparty to a Swap Agreement with the Borrower or any Subsidiary that is a Lender or an Affiliate of a Lender or was a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Lease” means, as to any Person, any lease (including a lease that may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the Property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest additions to tax or penalties applicable thereto.

“TEC” means Trust Energy Company, a Kentucky limited liability company.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Title Indemnity Agreement” has the meaning assigned such term in Section 6.01(k).

“Total Debt” means, at any date, all Debt of the Borrower and the Consolidated Subsidiaries on a consolidated basis, excluding (i) non-cash obligations under FAS 133 and

(ii) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves are maintained in accordance with GAAP.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Transportation Agreement” has the meaning assigned to such term in Section 2.09(c).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“Wholly-Owned Subsidiary” means (a) any Subsidiary of which all of the outstanding Equity Interests, on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries or (b) any Subsidiary that is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction, provided that the Borrower, directly or indirectly, owns the remaining Equity Interests in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a Wholly-Owned Subsidiary.

Section 1.03.          Types of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04.          Terms Generally; Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) except as otherwise specified herein, with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including”, (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including, cash, securities, accounts and contract rights.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05.          Accounting Terms and Determinations; GAAP.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

ARTICLE II
The Credits

Section 2.01.          Commitments.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

Section 2.02.          Loans and Borrowings.

(a)           Borrowings; Several Obligations.  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Types of Loans.  Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e).  Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d)           Notes.  The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed.  In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed.  The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender.  Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03.          Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Dallas, Texas time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e).  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the aggregate amount of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)          in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)           the amount of the then effective Borrowing Base, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

(vi)          the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.          Interest Elections.

(a)           Conversion and Continuance.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)           Interest Election Requests.  To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c)           Information in Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)          if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  If such Interest Election Request does not specify a Type, then the Borrower shall be deemed to have selected a Type of ABR Borrowing.

(d)           Notice to Lenders by the Administrative Agent.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election.  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default or a Borrowing Base Deficiency has occurred and is continuing:  (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05.          Funding of Borrowings.

(a)           Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)           Presumption of Funding by the Lenders.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.06.          Termination and Reduction of Aggregate Maximum Credit Amounts.

(a)           Scheduled Termination of Commitments.  Unless previously terminated, the Commitments shall terminate on the Maturity Date.  If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)           Optional Termination and Reduction of Aggregate Credit Amounts.

(i)            The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the

Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $500,000 and not less than $2,500,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Commitments.

(ii)           The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable.  Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated.  Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

Section 2.07.          Borrowing Base.

(a)           Initial Borrowing Base.  The term “Borrowing Base” means, as of the date of the determination thereof, the designated loan value as calculated by the Lenders in their sole discretion assigned to the discounted present value of future net income accruing to the Mortgaged Property, based upon the Lenders’ in-house evaluation of the Mortgaged Property.  The Lenders’ determination of the Borrowing Base will be made in accordance with then-current practices, economic and pricing parameters, methodology, assumptions, and customary procedures and standards established by each Lender from time to time for its petroleum industry customers.  The Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan amount) which the Borrower acknowledges to be essential for the adequate protection of the Lenders.  For the period from and including the Effective Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $115,500,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c) or Section 9.12.

(b)           Scheduled and Interim Redeterminations.  The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on April 1st and October 1st of each year, commencing April 1, 2007.  In addition, the Borrower may, by notifying the Administrative Agent thereof, not more than two (2) times during any 12-month period, and the Administrative Agent may at any time, at the direction of the Majority Lenders, by notifying the Borrower thereof, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.  The Borrower acknowledges that the Administrative Agent may elect to cause the Borrowing Base to be redetermined if an Equity Event has not taken place prior to July 1, 2007 (which redetermination will be in addition to any Scheduled Redeterminations).

(c)           Scheduled and Interim Redetermination Procedure.

(i)            Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows:  Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Majority Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time.  In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii)           The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)          in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before the March 1st and September 1st of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i), and in any event, with thirty (30) days after the Administrative Agent has received the required Engineering Reports; and
(B)           in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii)          Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Majority Lenders as provided in this Section 2.07(c)(iii).  Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base.  If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base.  If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Majority Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).  If, however, at the end of such 15-day period, all of the Lenders or the Majority Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders or the Majority Lenders, as applicable, and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(d)           Effectiveness of a Redetermined Borrowing Base.  After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Majority Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

(i)            in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii)           in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 8.13(c) or Section 9.12, whichever occurs first.  Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

Section 2.08.          Letters of Credit.

(a)           General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i)            requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii)           specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii)          specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv)          specifying the amount of such Letter of Credit;

(v)           specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi)          specifying the amount of the then effective Borrowing Base and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments (i.e. the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.

(c)           Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d)           Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)            Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the

Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)           Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans.  Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)            Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization.  If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent (the “LC Collection Account”), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Subsidiary described in Section 10.01(h) or Section 10.01(i).  The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on the LC Collection Account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the LC Collection Account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor.  The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever.  Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantors’ obligations under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collection Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in the LC Collection Account.  Moneys in the LC Collection Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.  If the Borrower is required to provide an amount in cash collateral hereunder as a result of any prepayment pursuant to Section 3.04(c) and the Borrower is not otherwise required to pay to the Administrative Agent an amount equal to the LC Exposure as a result of the occurrence of an Event of Default, then if the total Revolving Credit Exposure is reduced (whether pursuant to Section 3.04(a), the expiration of Letters of Credit or otherwise) and/or the Borrowing Base is increased in accordance with Section 2.07, as a result of which a Borrowing Base Deficiency no longer exists and so long no Default has occurred and is continuing, the Administrative Agent shall return to the Borrower such amount but only to the extent that the then effective Borrowing Base exceeds the total Revolving Credit Exposures by not less than $1,000,000.

Section 2.09.          Collateral.

(a)           Mortgaged Property.  The payment and performance of the Notes and all of the other Indebtedness hereunder and under the Loan Documents, and under the Swap Agreements, and the reimbursement obligations under the Letters of Credit, shall be secured by a first and superior Lien against the entire interest of the Borrower and each Subsidiary and NRC

(subject to Section 2.09(c) hereof) in substantially all of their Oil and Gas Properties, pursuant to the terms of one or more Mortgages in favor of the Administrative Agent for the ratable benefit of the Lenders and the Swap Lenders, which Mortgages shall be satisfactory in form and substance to the Administrative Agent.

(b)           Guarantees and Pledges of Equity Interests.  The payment and performance of the Notes and all of the other Indebtedness hereunder, under the Loan Documents, and under the Swap Agreements, and the reimbursement obligations under the Letters of Credit, (A) shall be unconditionally guaranteed by each Subsidiary pursuant to one or more Guaranty Agreements, and (B) shall be secured by a first priority Lien against the Equity Interests of each Subsidiary pursuant to a Subsidiary Pledge Agreement.  Reference is made to Section 8.14 of this Agreement for further provisions with respect to additional Guarantors and additional collateral.

(c)           Collateral Releases Per Restructuring of Assets Per Nami Restructure Plan.  As used in this subparagraph, the following terms shall have the following meanings:

“Proved Developed Oil and Gas Properties” or “PD Properties” shall mean all Proved Developed Producing and Proved Non-Producing Oil and Gas Properties in existence at the time of the Administrative Agent’s execution and delivery of the releases described in Section 2.09(c) hereof including those associated with the wells described on Schedule 2.09(c)(1) attached hereto which are within the Producing Strata and which are within the Production Unit for each well, together with all subsurface and surface equipment necessary to produce oil and or gas from the well for delivery into a gathering or flowline at the well site, including any well, wellhead equipment, well-meter, pumping units and tank batteries present at a well site.

“Proved Undeveloped Oil and Gas Properties” or “PUD Properties” shall mean all Oil and Gas Properties associated with the Producing Strata on the leases described on Schedule 2.09(c)(2) together with all subsurface and surface equipment which may be installed thereon and which may be necessary to produce oil and or gas from a well for delivery into a gathering or flowline at the well site, including any well, wellhead equipment, well-meter, pumping unit and tank batteries present at a well site.

“Management Services Agreement” shall mean the form of agreement to be entered into by TEC and or Ariana with one or more Newco entities (“Newco Manager”) for the operation and management of their respective PDP Properties and PUD Properties. With regard to the drilling, operation and management of wells drilled on PDP Properties or PUD Properties of TEC or Ariana, such Management Services Agreement shall contain terms which would be standard and customary for an operating agreement in the oil and gas industry, including the manner in which the PD Properties and PUD Properties will be operated, managed and developed and specifying the costs associated with operating and managing such properties

“Operating Assets” means all office equipment, furniture, fixtures, furnishings, vehicles, machinery, inventory and other personalty or property and not otherwise defined herein as “PD Properties,” “PUD Properties,” “Other Oil and Gas Leases,” or “Midstream Assets.”

“Other Oil and Gas Leases” means Oil and Gas Properties of Ariana, NRC and TEC which are not included as part of the PD Properties or PUD Properties.

“Midstream Assets” means all gathering facilities, gathering systems, related pipelines and contracts for the gathering, transportation or sale of oil and gas production and shall include all equipment downstream or beyond the wellhead and well meter of each well, except for that equipment included in the definition of PD Properties or PUD Properties.

“Producing Strata” shall mean, for each field, those geologic formations identified in Schedule 2.09(c)(1) as the Producing Strata for the field.

“Production Unit” shall mean, for each well (i) in Kentucky, an area configured in a circle with a diameter of 1,000 feet (or approximately 18.03 acres) around such well, or such greater or lesser area as may be, or may have been, established for such well by the relevant Kentucky regulatory authority and (ii) in Tennessee, an area configured in a square or rectangle containing 20 acres centered on the well bore or such greater or lesser area as may be, or may have been, established for such well by the relevant Tennessee regulatory authority.

“PUD Non-Participation Election” shall mean an election by Ariana or TEC (the “Electing Party”) not to participate in the drilling of a well or wells on the PUD Properties proposed by the Newco Manager under the Management Services Agreement.  Pursuant to the terms of the Management Services Agreement, a PUD Non-Participation Election shall result in a forfeiture by the Electing Party of its interest in the PUD Properties to the extent (i) of the proposal for which an election was required to be made, and (ii) insofar as said PUD Properties are included in a Production Unit (the “Forfeited PUD Properties”).

“Transportation Agreement” shall mean the agreement for the gathering and transportation of oil and gas from the PD Properties and PUD Properties of Ariana and TEC, which agreement shall contain terms standard and customary for such agreements in the locality of the properties, including the charges for gathering, treatment, compression and transportation, and which shall obligate Newco II (or its successors) to provide gathering, treatment, compression, and transportation of gas from a well to a point of sale for so long as such well is commercially productive.

Subsequent to the Effective Date and pursuant to the implementation of the Nami Restructure Plan, the following shall occur:

1.             NRC will transfer to TEC, (i) 100% of NRC’s PD Properties; (ii) a 35% interest in NRC’s PUD Properties; and (iii) a 35% interest in NRC’s Other Oil and Gas Leases;

2.             NRC will thereafter convey to a newly formed entity (“Newco I”) all of NRC’s remaining interest in the PUD Properties and Other Oil and Gas Leases;

3.             TEC will convey to Newco I (i) 100% of its interest in Other Oil and Gas Leases, inclusive of the interest conveyed to it by NRC referenced in paragraph 1 above, and (ii) a 65% interest in all PUD Properties, save and except its 35% interest in NRC’s PUD Properties to be conveyed to TEC by NRC as referenced in paragraph 1 above;

4.             Ariana will convey to Newco 100% of its interest in Other Oil and Gas Leases and a 65% interest in all of its PUD Properties;

5.             NRC will thereafter convey to a newly formed entity (“Newco II”) all of NRC’s Midstream Assets;

6.             TEC will thereafter convey to Newco II all of TEC’s Midstream Assets;

7.             Ariana will thereafter convey to Newco II all of Ariana’s Midstream Assets;

8.             NRC will thereafter convey to a newly formed entity (“Newco III”) all of NRC’s Operating Assets;

9.             Ariana will thereafter convey to Newco III all of Ariana’s Operating Assets;

10.           TEC will thereafter convey to Newco III all of TEC’s Operating Assets; and

11.           All PD Properties and PUD Properties of TEC and Ariana shall be made subject to the terms of a Management Services Agreement and a Transportation Agreement.  Further, the charges allocated to TEC and Ariana under such agreements shall not be greater than the costs of operating the PDP Properties and PUD Properties and transporting oil and gas production from the PDP Properties and PUD Properties as utilized by Netherland, Sewell & Associates, Inc. in valuing the PD Properties and PUD Properties as reflected in the Initial Reserve Report, subject to reasonable adjustment not more than once per year, based upon the annual percentage change in the COPAS Overhead Adjustment Index published by the Council for Petroleum Accountants Societies (COPAS).

In connection with such transfers, the Administrative Agent agrees to release its liens and security interests against (i) the Midstream Assets, retaining, however, a security interest in any and all gathering, transportation or marketing agreements, whether now existing or hereafter entered into, affecting or relating to the production of oil and gas produced from the Oil and Gas Properties in which Lenders have been granted a lien pursuant to the Security Documents and not released pursuant to the terms of this subparagraph, (ii) 100% of the Other Oil and Gas Leases, (iii) a 65% interest in the PUD Properties and (iv) 100% of the Operating Assets.  With respect to the release of its lien on PUD Properties, the form of release attached hereto as Exhibit J shall be used with inclusion of appropriate descriptions of the interests to be released based on Schedules 2.09(c)(1) and 2.09(c)(2) attached hereto.  The Administrative Agent shall execute such releases at the expense of the Borrower and NRC.  The Administrative Agent will release NRC from its obligations under its Guaranty Agreement when (i) all of NRC’s PD Properties have been transferred to TEC and (ii) TEC has executed such supplemental Mortgages and other documents as the Administrative Agent may require to confirm that the Lien granted by NRC continues to secure all of the obligations of the Borrower hereunder following the transfer of title to such PD Properties.

In the event a PUD Non-Participation Election results in Ariana or TEC forfeiting its interest in any PUD Properties and an assignment of such party’s interest in such PUD Properties is required to be made by Ariana or TEC to a Newco entity or other third party, the Administrative Agent agrees to release its liens and security interests against the Forfeited PUD Properties. The Administrative Agent shall execute such release within a reasonable time after receipt of an assignment of the Forfeited PUD Properties duly executed by Ariana or TEC.  The release to be executed by the Administrative Agent shall at the expense of the Borrower.

(d)           Post-Closing Title Opinions.  Within 60 days from the date of this Agreement, the Borrower shall cause to be delivered to the Administrative Agent title opinions addressed to the Administrative Agent with respect to the properties listed on Schedule 2.09(d).  These title opinions shall state that the Borrower or its Subsidiary or NRC, as the case may be, has good and defensible title to the Oil and Gas Properties free and clear of all Liens, other than Excepted Liens, in favor of the Administrative Agent for the ratable benefit of the Lenders and the Swap Lenders.  Such title opinions shall also state the net revenue interests and working interests, before and after payout, of such Oil and Gas Properties and shall otherwise be satisfactory in form and substance to the Administrative Agent.

ARTICLE III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01.          Repayment of Loans.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02.          Interest.

(a)           ABR Loans.  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)           Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)           Post-Default Rate.  Notwithstanding the foregoing, (i) if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, and including any payments in respect of a Borrowing Base Deficiency under Section 3.04(c), then all Loans outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at a rate per annum equal to three percent (3%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate, and (ii)  during any Borrowing Base Deficiency (after the expiration of the 30-day or 90-day period provided in Section 3.04(c)(ii), as applicable), all Loans outstanding at such time shall bear interest, after as well as before judgment, at the rate then applicable to such Loans, plus the Applicable Margin, if any, plus an additional three percent (3%), but in no event to exceed the Highest Lawful Rate.

(d)           Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii)  in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           Interest Rate Computations.  All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03.          Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b)           the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective (and shall be deemed to be a request for an ABR Borrowing), and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04.          Prepayments.

(a)           Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b)                                 Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m. Dallas, Texas time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)                                  Mandatory Prepayments.

(i)                                     If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

(ii)                                  If, upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 or pursuant to Section 8.13(c), a Borrowing Base Deficiency exists, then the Borrower shall either prepay the Borrowings in an aggregate principal amount equal to such deficiency, or provide additional Mortgaged Property to secure Indebtedness having a fair market value equal to or greater than the amount of such deficiency (or the remaining balance of such deficiency after any prepayments), and if any deficiency remains after prepaying all of the Borrowings or providing additional Mortgaged Property as a result of any LC Exposure, the Borrower shall pay to the Administrative Agent on behalf of the Lenders an amount equal to such deficiency to be held as cash collateral as provided in Section 2.08(j).  The Borrower shall be obligated to make any such principal prepayment or deposit of cash collateral in an amount equal to such deficiency within 30 days, or in six monthly installments beginning within 30 days, following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs, and/or to provide additional Mortgaged Property within 90 days following its receipt of such New Borrowing Base Notice or the date such adjustment occurs; provided that all payments and/or deposits required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

(iii)                               If, upon any adjustments to the Borrowing Base pursuant to Section 9.12, a Borrowing Base deficiency exists, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such deficiency, and (B) if any deficiency remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such deficiency to be held as cash collateral as provided in Section 2.08(j).  The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the date it or any Subsidiary receives cash proceeds as a result of such disposition; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.

(iv)                              Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(v)                                 Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings.  Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d)                                 No Premium or Penalty.  Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

(e)                                  No Effect on Swap Agreements.  Prepayments permitted or required under this Section 3.04 shall not affect the Borrower’s obligation to continue making payments under any Swap Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Swap Agreement.

Section 3.05.                             Fees.

(a)                                  Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the Termination Date.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 Letter of Credit Fees.  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such

Lender ceases to have any LC Exposure, (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any quarter, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                                  Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01.                             Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                  Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim.  Fees, once paid, shall be fully earned and shall not be refundable under any circumstances.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)                                 Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or Participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02.                             Presumption of Payment by the Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03.                             Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.08(d), Section 2.08(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 4.04.                             Disposition of Proceeds.  The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property.  The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby.  Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

ARTICLE V
Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01.                             Increased Costs.

(a)                                  Eurodollar Changes in Law.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)                                  subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.03 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or

(iii)                               impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)                                  Certificates.  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Effect of Failure or Delay in Requesting Compensation.  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then such period of retroactivity shall be added to such 270 day period for the purpose of determining the earliest such cost or reduction which may be compensated.

(e)                                  Protection Absolute.  The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

Section 5.02.                             Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03.                             Taxes.

(a)                                  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor shall make such deductions and (iii) the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 Payment of Other Taxes by the Borrower.  The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Administrative Agent, a Lender or the Issuing

Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Foreign Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)                                     duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)                                  duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)                              any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f)                                    Treatment of Certain Refunds.  If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 5.04.                             Mitigation Obligations; Replacement of Lenders.

(a)                                  Designation of Different Lending Office.  If any Lender requests compensation under Section 5.01, or gives a notice pursuant to Section 5.05,  or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, or (iii) any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC

Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments thereafter, and (iv) such assignment does not conflict with the applicable law.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.05.                             Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI
Conditions Precedent

Section 6.01.                             Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)                                  The Administrative Agent, the Arranger and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, (1) an upfront fee to each Lender in an amount equal to 50 basis points of its allocated facility amount, and (2) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the fees and expenses of Winstead Sechrest & Minick P.C. and Wyatt, Tarrant & Combs, LLP, counsel to the Administrative Agent).

(b)                                 The Administrative Agent shall have received evidence that (i) Thomas H. Blake has been appointed a member of the board of managers of the Borrower and (ii) the Smith Employment Agreement is in full force and effect and Scott W. Smith has assumed and is performing his duties thereunder.

(c)                                  The Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary or other duly authorized officer satisfactory to the Administrative Agent of the Borrower (or the managing member thereof) and each Guarantor setting forth (i) resolutions of its board of directors or board of managers (or equivalent body) or its managing member authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (ii) the officers of the Borrower (or any managing member thereof) or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws or certificate of formation and partnership agreement or certificate of formation and limited liability company agreement (as the case may be) of the Borrower, and each Guarantor, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(d)                                 The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

(e)                                  The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the date of Effective Date.

(f)                                    The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(g)                                 The Administrative Agent shall have received duly executed Notes payable to the order of each Lender in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.

(h)                                 The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement and the other Security Instruments described on Exhibit E-1.  In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(1)                                  be satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a), (b), (c) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 90% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report;
(2)                                  have received certificates, together with undated, blank stock powers (if applicable) for each such certificate, representing all of the certificated issued and outstanding Equity Interest of each Person the Equity Interest of which are required to be pledged pursuant to the Loan Documents.

(i)                                     The Administrative Agent shall have received an opinion of (i) Howard Mann, special counsel to the Borrower, in form and substance satisfactory to the Administrative Agent and (ii) local counsel in Tennessee and any other jurisdictions requested by the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

(j)                                     The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.13.

(k)                                  The Administrative Agent shall have received title opinions and other title information and data as the Administrative Agent may reasonably request satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report.  Title opinions shall state that the Borrower or its Subsidiary, as the case may be, has good and defensible title to the Oil and Gas Properties to be mortgaged free and clear of all Liens, other than Excepted Liens, in favor of the Administrative Agent for the ratable benefit of the Lenders.  Such title opinions shall also state the net revenue interests and working interests, before and after payout, of the Oil and Gas Properties to be mortgaged, and shall otherwise be satisfactory in form and substance to the Administrative Agent.  Such title assurances shall also include a title indemnity from the NRC, Ariana and TEC pursuant to the terms of an agreement (the “Title Indemnity Agreement”), which shall be satisfactory in form and substance to the Administrative Agent.

(l)                                     The Administrative Agent shall be satisfied with the working capital position of the Borrower and its Subsidiaries and the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries.

(m)                               The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.

(n)                                 The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c).

(o)                                 The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the Subsidiaries for each of the following jurisdictions:  Kentucky and Tennessee and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(p)                                 The Administrative Agent shall have received an affidavit in the form of Exhibit G attached hereto (the “Affidavit of Payment of Trade Bills”) containing the information as provided therein.

(q)                                 The Administrative Agent shall have received certificates (whether one or more, the “Property Certificate”) for each Oil and Gas Property described as an exhibit to a

Mortgage, which Property Certificates shall be in the form of Exhibit H attached hereto containing the information as provided therein.

(r)                                    The Administrative Agent shall have received a schedule (the “Reconciliation Schedule”) in the form of Exhibit I confirming that, except as otherwise shown on the Reconciliation Schedule, (i) each well or unit described on the exhibits to the Mortgages is also included in the Initial Reserve Report, and (ii) the respective net revenue interests and working interests for each well or unit described on the exhibits to the Mortgages are also the net revenue interests and working interests for the same well or unit included in the Initial Reserve Report.

(s)                                  The Administrative Agent shall have received evidence of the payment in full of all amounts due under the Existing Credit Agreements, the termination of all commitments to lend thereunder and the release of all Liens securing such obligations and any other obligations secured thereby.

(t)                                    The Administrative Agent shall be satisfied with the working capital position of the Borrower and its Subsidiaries.

(u)                                 The Administrative Agent shall have received true, correct and complete copies of all documents relating to the Nami Restructure Plan then in existence and such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

(v)                                 There is an unused amount of Commitments of at least $5,000,000 as of the Effective Date after giving effect to the Loans to be made on such date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., Dallas, Texas time, on January 16, 2007 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 6.02.                             Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)                                  At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(b)                                 At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(c)                                  The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date.

(d)                                 The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(e)                                  The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (e).

ARTICLE VII
Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, the Issuing Bank and the Lenders that:

Section 7.01.                             Organization; Powers.  Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02.                             Authority; Enforceability.  The Transactions are within the Borrower’s and each Guarantor’s limited liability company, partnership, and corporate powers (as applicable) and have been duly authorized by all necessary limited liability company and, if required, member action (including, without limitation, any action required to be taken by any class of managers, directors or partners (as applicable) of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions).  Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03.                             Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including members or any class of managers, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, and (iii) consents by, required notices to, or other actions by state and federal governmental entities in connection with the assignment of state and federal oil and gas leases or other interests therein that are customarily obtained subsequent to such assignments, (b) will not violate any applicable law or Organizational Documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary (other than the Liens created by the Loan Documents).

Section 7.04.                             Financial Condition; No Material Adverse Change.

(a)                                  The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, members’ equity and cash flows (A) as of and for the fiscal year ended December 31, 2005, reported on by Charles M. Stivers, independent public accountant and (B) as of and for the fiscal quarter and the portion of the fiscal year ended November 30, 2006, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.  Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the dates thereof.

(b)                                 Since November 30, 2006, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrower and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

(c)                                  Neither the Borrower nor any Subsidiary has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.

Section 7.05.                             Litigation.

(a)                                  Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve any Loan Document or the Transactions or (iii) that could impair the consummation of the Acquisition on the time and in the manner contemplated by the Acquisition Documents.

(b)                                 Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06.                             Environmental Matters.  Except as set forth in Schedule 7.06 and as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

(a)                                  neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

(b)                                 no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

(c)                                  all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Borrower and each

Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(d)                                 all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

(e)                                  the Borrower has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

(f)                                    neither the Borrower nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

Section 7.07.                             Compliance with the Laws and Agreements; No Defaults.

(a)                                  Each of the Borrower and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Subsidiary or any of their Properties is bound.

(c)                                  No Default has occurred and is continuing.

Section 7.08.                             Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09.                             Taxes.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are adequate.  No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10.                             ERISA.

(a)                                  The Borrower, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)                                 Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c)                                  No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)                                 No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974.  No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan.  No ERISA Event with respect to any Plan has occurred.

(e)                                  Full payment when due has been made of all amounts which the Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f)                                    The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.  The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(g)                                 Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of

ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(h)                                 Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

(i)                                     Neither the Borrower, the Subsidiaries nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.11.                             Disclosure; No Material Misstatements.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  There is no fact peculiar to the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby.  There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12.                             Insurance.  Schedule 7.12 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries or by each Subsidiary for itself, as the case may be, as of the date hereof and the Effective Date.  The Borrower has, and has caused all of its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are commercially reasonable and usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Subsidiaries.  The Administrative Agent has been named as an additional insured in respect of such liability insurance policies, and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.13.                             Restriction on Liens.  Neither the Borrower nor any of the Subsidiaries is a party to any material agreement or arrangement (other than Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.14.                             Subsidiaries.  Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no Subsidiaries and the Borrower has no Foreign Subsidiaries.  Each Subsidiary on such schedule is a Wholly-Owned Subsidiary and a disregarded entity for federal income tax purposes.

Section 7.15.                             Location of Business and Offices.  The Borrower’s jurisdiction of organization is Kentucky; the name of the Borrower as listed in the public records of its jurisdiction of organization is Nami Holding Company, LLC; and the organizational identification number of the Borrower in its jurisdiction of organization is 0601349 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(n) in accordance with Section 12.01).  The Borrower’s principal place of business is located at the address in London, Kentucky specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(n) and Section 12.01(c)), and its chief executive offices is located at the San Felipe street address in Houston, Texas specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(n) and Section 12.01(c)).  Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(n)).

Section 7.16.                             Properties; Titles, Etc.

(a)                                  Each of the Borrower and the Subsidiaries has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03.  After giving full effect to the Excepted Liens, the Borrower or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Subsidiary’s net revenue interest in such Property.  The ownership by the Borrower or any Subsidiary of the Hydrocarbons and the undivided interests therein specified on the exhibits to the Mortgages are the same interests reflected in the most recently delivered Reserve Report.

(b)                                 All material leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)                                  The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d)                                 All of the Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)                                  The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

(f)                                    With regard to the Volumetric Production Payment (the “Production Payment”) and the Natural Gas Purchase Agreement (the “Purchase Agreement”) (both as further described in Exhibit A to the Mortgage and Security Agreement dated March 23, 2001 and recorded, inter alia, at Mortgage Book 104, Page 228 in the Office of the McCreary County Clerk):  (i) the Production Payment and the Purchase Agreement have expired in accordance with their terms, (ii) neither O.G. Investment, L.L.C., nor Joint Investment and Development, L.L.C. any longer have any interest in the Production Payment and/or the Purchase Agreement; and (iii) all of the rights of any party to receive gas, or the payment therefor, pursuant to the Production Payment or the Purchase Agreement have terminated and have reverted to the Borrower or to an Affiliate of the Borrower which is giving security pursuant to this Agreement.

Section 7.17.                             Maintenance of Properties.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, and subject to the prior rights and limitations of Borrower as an owner of non-operated working interests, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and its Subsidiaries.  Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Borrower or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements (except with respect to horizontal wells permitted by Governmental Authority), and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Subsidiary.  All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with the Borrower’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18.                             Gas Imbalances, Prepayments.  Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no Material Gas Imbalances, take or pay or other prepayments which would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

Section 7.19.                             Marketing of Production.  Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Borrower’s or its Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.20.                             Swap Agreements.  Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(f), sets forth, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21.                             Use of Loans and Letters of Credit and Proceeds of Equity Event.  The proceeds of the Loans and the Letters of Credit shall be used to provide working capital for exploration and production operations, to refinance Debt under the Existing Credit Agreements, to pay fees and expenses related to the Transaction, to make a one time distribution of up to $14,000,000 (subject to compliance with clause (i) of Section 9.04 hereof) to Majeed S. Nami, and for general corporate purposes.  The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.  The first $80,000,000 of the proceeds received from an Equity Event shall be applied to the repayment of the Indebtedness.

Section 7.22.                             Solvency.  After giving effect to the transactions contemplated hereby and the Nami Restructure Plan, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.23.                             Sanctioned Persons.  Neither the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 7.24.                             Security Instruments.  The Mortgages are effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable Lien on all of the Borrower’s and each Guarantor’s right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 7.24, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and each Guarantor in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 9.03.

ARTICLE VIII
Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 8.01.                             Financial Statements; Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)                                  Annual Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an independent public accountant of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)                                 Quarterly Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (beginning with the first quarter of 2007), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)                                  Certificate of Financial Officer — Compliance.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13(b) and Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 (or, if later, the most recently delivered audited financial statements pursuant to Section 8.01(a)) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)                                 Certificate of Accounting Firm — Defaults.  Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines).

(e)                                  Certificate of Financial Officer — Consolidating Information.  If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Consolidated Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.

(f)                                    Certificate of Financial Officer — Swap Agreements.  Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(g)                                 Certificate of Insurer — Insurance Coverage.  Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(h)                                 Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary, and a copy of any response by the Borrower or any such Subsidiary, or the board of managers of the Borrower or any such Subsidiary, to such letter or report.

(i)                                     SEC and Other Filings; Reports to Shareholders.  If the Borrower or one of its Subsidiaries or Affiliates seeks to become a publicly traded company, a copy of its S-1 Registration Statement simultaneously with its filing with the SEC and thereafter promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary or Affiliate with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.  Documents required to be delivered pursuant to this clause (i) may be delivered electronically and if so delivered shall be deemed to have been delivered on the date (x) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

(j)                                     Notices Under Material Instruments.  Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(k)                                  Lists of Purchasers.  Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of the names and addresses of all Persons purchasing Hydrocarbons from the Borrower or any Subsidiary.

(l)                                     Notice of Sales of Oil and Gas Properties.  In the event the Borrower or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties or any Equity Interests in any Subsidiary in accordance with Section 9.12, prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof requested by the Administrative Agent or any Lender.

(m)                               Notice of Casualty Events.  Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(n)                                 Information Regarding Borrower and Guarantors.  Prompt written notice (and in any event within thirty (30) days prior thereto) of any change (i) in the Borrower or any Guarantor’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrower or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower or any Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Borrower or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower or any Guarantor’s federal taxpayer identification number, if any.

(o)                                 Production Reports and Lease Operating Statements.  Within 45 days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to date, (i) the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, individually and in the aggregate, and

(ii) the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(p)                                 Gas Balancing Reports.  Within 45 days after the end of each fiscal quarter, a report setting forth, for the quarter during the then current fiscal year to date, the existence of any Material Gas Imbalances listed on a property-by-property basis.

(q)                                 Notices of Certain Changes.  Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the Organizational Documents of the Borrower or any Subsidiary.

(r)                                    Ratings Change.  If the Borrower or one of its Affiliates becomes a publicly traded company, promptly after Moody’s or S&P shall have announced a change in the rating of the Borrower or one of its Affiliates, written notice of such rating change.

(s)                                  PATRIOT Act.  Promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(t)                                    Nami Restructure Plan.  Promptly, but in any event within five (5) Business Days after the execution thereof, copies of all material documents relating to the Nami Restructure Plan.  Documents required to be delivered pursuant to this clause (t) may be delivered as provided in Section 8.01(i) above.  In addition, the Borrower will keep the Administrative Agent informed as to the completion of each step of the Nami Restructure Plan, as to all material actions and transactions taken in connection with the Nami Restructure Plan, and as to any material changes to the Nami Restructure Plan.

(u)                                 Other Requested Information.  Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary or Affiliates (including, without limitation, the Nami Restructure Plan, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02.                             Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)                                  the occurrence of any Default;

(b)                                 the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)                                  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $500,000; and

(d)                                 any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03.                             Existence; Conduct of Business.  The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

Section 8.04.                             Payment of Obligations.  The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrower or any Subsidiary.

Section 8.05.                             Performance of Obligations under Loan Documents.  The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06.                             Operation and Maintenance of Properties.  The Borrower, at its own expense, will, and will cause each Subsidiary to:

(a)                                  operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, in those circumstances where a reasonably prudent operator under similar circumstances and in accordance with customary industry practice would be prudent not to do so, and the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)                                 operate and maintain in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the gathering, transportation or processing of Hydrocarbons and other minerals therefrom, except, in each case, in those circumstances where a reasonably prudent operator under similar circumstances and in accordance with customary industry practice would be prudent not to do so, and the failure to comply could not reasonably be expected to have a Material Adverse Effect, all pipelines, compressor stations, wells, gas or crude oil processing facilities, field gathering systems, tanks, tank batteries, pumps, pumping units, fixtures, valves, fittings, machinery, parts, engines, boilers, meters, apparatus, appliances, tools, implements, casing, tubing, rods, cables, wires, towers, surface and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are useful or necessary to conduct normal operations relating to gathering, transportation, processing or removal of Hydrocarbons and other minerals or CO2 therefrom.

(c)                                  keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties, all gas or crude oil processing facilities and other material Properties, including, without limitation, all equipment, machinery and facilities.

(d)                                 promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties or gas or crude oil processing facilities and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(e)                                  promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties, all gas or crude oil processing facilities and other material Properties.

(f)                                    operate its Oil and Gas Properties, all gas or crude oil processing facilities and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties, gas or crude oil processing facilities and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

To the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06.

Section 8.07.                             Insurance.  The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.08.                             Books and Records; Inspection Rights.  The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 8.09.                             Compliance with Laws.  The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10.                             Environmental Matters.

(a)                                  The Borrower shall at its sole expense:  (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties or any other Property to the extent caused by the Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and its Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)                                 The Borrower will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $500,000, not fully covered by insurance, subject to normal deductibles.

(c)                                  The Borrower will, and will cause each Subsidiary to, provide environmental audits and tests in accordance with American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders in connection with any future acquisitions of Oil and Gas Properties or other Properties.

Section 8.11.                             Further Assurances.

(a)                                  The Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)                                 The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property or other Property covered by the Lien of the Security Instruments without the signature of the Borrower or any other Guarantor where permitted by law.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property such other Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12.                             Reserve Reports.

(a)                                  On or before March 1st and September 1st of each year, commencing March 1, 2007, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of the immediately preceding December 31st and June 30th.  The Reserve Report as of December 31 of each year shall be prepared by one or more Approved Petroleum Engineers, and the June 30 Reserve Report of each year shall be prepared by or under the supervision of the chief operating officer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding June 30 Reserve Report.

(b)                                 In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief operating officer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report.  For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c)                                  With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that:  (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, (ii) the Borrower or its Subsidiaries own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no Material Gas Imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.19 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the Oil and Gas Properties that the value of such Mortgaged Properties represent in compliance with Section 8.14(a).

Section 8.13.                             Title Information.

(a)                                  On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total value of the Oil and Gas Properties evaluated by such Reserve Report.

(b)                                 If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the value of the Oil and Gas Properties evaluated by such Reserve Report.

(c)                                  If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 80% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders.  To the extent that the Administrative Agent or the Majority Lenders are not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 80% of the value of the Oil and Gas Properties.  This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.14.                             Additional Collateral; Additional Guarantors.

(a)                                  In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 90% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.  In the event that the Mortgaged Properties do not represent at least

90% of such total value, then the Borrower shall, and shall cause its Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 90% of such total value.  All such Liens will be created and perfected by and in accordance with the provisions of Mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b)                                 The Borrower shall promptly cause each Subsidiary to guarantee the Indebtedness pursuant to a Guaranty Agreement.  In connection with any such guaranty, the Borrower shall, or shall cause such Subsidiary to, (A) pledge all of the Equity Interests of such new Subsidiary pursuant to a Subsidiary Pledge Agreement (including, without limitation, delivery of original stock certificates, if any, evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (B) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c)                                  If the Borrower elects to provide additional Mortgaged Properties in lieu of making any mandatory prepayment pursuant to Section 3.04(c), then the Borrower shall, or shall cause its Subsidiaries to, grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments.  All such Liens will be created and perfected by and in accordance with the provisions of Mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Subsidiary places such a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(d)                                 In the event that the Borrower or any Domestic Subsidiary becomes the owner of a Foreign Subsidiary which has total assets in excess of $1,000,000, then the Borrower shall promptly, or shall cause such Domestic Subsidiary to promptly, guarantee the Indebtedness pursuant to the Guaranty Agreement.  In connection with any such guaranty, the Borrower shall, or shall cause such Domestic Subsidiary to, (i) execute and deliver a supplement to the Guaranty Agreement, (ii) pledge 65% of all the Equity Interests of such Foreign Subsidiary (including, without limitation, delivery of original stock certificates evidencing such Equity Interests of such Foreign Subsidiary, together with appropriate stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

Section 8.15.                             ERISA Compliance.  The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan.  With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

Section 8.16.                             Swap Agreements and Put Option Contracts.  On or before January 8, 2007, the Borrower shall provide, or cause one or more of its Subsidiaries to provide, and thereafter the Borrower shall maintain in effect, and shall cause its Subsidiaries to maintain in effect, a commodity price hedge position establishing minimum fixed prices acceptable to the Administrative Agent on a volume of Hydrocarbons set forth on Schedule 8.16 which is equal to approximately 85% of the projected production from proved, developed, producing Oil and Gas Properties of the Borrower and its Subsidiaries for July through December 2007 and the years 2008, 2009, 2010 and 2011, through December 31, 2011, with one or more Approved Counterparties.  On or before January 8, 2007, the Borrower shall provide, or cause one or more of its Subsidiaries to provide, and thereafter the Borrower shall maintain in effect, and cause its Subsidiaries to maintain in effect, a production put option contract for the years 2007, 2008 and 2009 at the production volumes or MMBtu equivalents and the minimum price set forth on Schedule 8.16, with one or more Approved Counterparties.  The Majority Lenders may direct the Administrative Agent to cause an Interim Redetermination of the Borrowing Base in the event the Swap Agreements entered into pursuant to this Section 8.16 are not hedged at prices sufficient to support, in the opinion of the Majority Lenders, the current Borrowing Base.

Section 8.17.                             Termination of Scheduled Swap Agreements.  Within ten (10) days from the date of this Agreement, the Borrower shall cause the termination of all Swap Agreements listed on Schedule 7.20, and the Borrower shall pay or cause to be paid to the counterparties thereto to the Swap Termination Values owed by it, if any, under each of such Swap Agreements.

Section 8.18.                             Administrative Agent as Principal Depository.  The Borrower shall maintain the Administrative Agent as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts

Section 8.19.                             Chief Financial Officer.  The Borrower shall employ an individual to hold the position of chief financial officer, and the Borrower shall keep such position filled through the Maturity Date.

ARTICLE IX
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 9.01.                             Financial Covenants.

(a)                                  Interest Coverage Ratio.  The Borrower will not, as of the last day of any fiscal quarter beginning with the fiscal quarter ending March 31, 2007, permit its ratio of EBITDA to Interest Expense (i) for the one fiscal quarter period ending March 31, 2007 times four, (ii) for the two consecutive fiscal quarter period ending June 20, 2007 times two, (iii) for the three consecutive fiscal quarter period ending September 30, 2007 times 4/3 or (iv) for each four consecutive fiscal quarter period ending on and after December 31, 2007, to be less than 2.5 to 1.0.

(b)                                 Ratio of Total Debt to EBITDA.  The Borrower will not, as of the last day of any fiscal quarter beginning with the fiscal quarter ending March 31, 2007, permit its ratio of Total Debt as of such time to EBITDA (i) for the one fiscal quarter period ending March 31, 2007 times four, (ii) for the two fiscal quarter period ending June 30, 2007 times two, (iii) for the three consecutive fiscal quarter period ending September 30, 2007 times 4/3, or (iv) for each four consecutive fiscal quarter period ending on and after December 31, 2007, to be greater than 4.0 to 1.0.

(c)                                  Current Ratio.  The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities (excluding non-cash obligations under FAS 133 and current maturities under this Agreement) to be less than 1.0 to 1.0.

Section 9.02.                             Debt.  The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a)                                  the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.

(b)                                 accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

(c)                                  Debt under Capital Leases not to exceed $1,000,000.

(d)                                 Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties.

(e)                                  intercompany Debt between the Borrower and any Subsidiary or between Subsidiaries to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, and, provided further, that any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms satisfactory to the Administrative Agent.

(f)                                    endorsements of negotiable instruments for collection in the ordinary course of business.

(g)                                 other Debt, including purchase-money obligations, not to exceed $1,000,000 in the aggregate at any one time outstanding.

(h)                                 Debt arising under Swap Agreements permitted under Section 9.18 hereof.

Section 9.03.                             Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)                                  Liens securing the payment of any Indebtedness.

(b)                                 Excepted Liens.

(c)                                  Liens securing Capital Leases permitted by Section 9.02(c) but only on the Property under lease.

(d)                                 Liens on any Property of the Borrower and its Subsidiaries existing on the date hereof and set forth on Schedule 9.03; provided that such Liens shall secure only those obligations which they secure on the date hereof.

(e)                                  Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(e) shall not exceed $2,000,000 at any time.

Section 9.04.                             Dividends, Distributions and Redemptions.   The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders, members or partners or make any distribution of its Property to its Equity Interest holders, except (i) the Borrower may pay a one time cash distribution to Majeed S. Nami promptly following the Effective Date consisting of up to $14,000,000 of proceeds of the Loan so long as after giving effect thereto (v) no Default has occurred and there is an unused amount of Commitments of at least $5,000,000, (w) the Debt under the Existing Credit Agreements has been repaid in full, (x) all amounts required to be paid pursuant to the provisions of Section 6.01(a) have been paid in full, (y) all Swap Agreements and put option contracts required to be in effect pursuant to Section 8.16 hereof shall be in effect, and (z) all Swap Agreements to be terminated pursuant to Section 8.17 hereof have terminated and all amounts owed by NRC to the counterparties thereto have been paid in full; (ii) the Borrower may declare and pay cash distributions to its Equity Interest holders to permit such holders to pay federal and state taxes due with respect to the income of the Borrower; (iii) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock); (iv) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests; (v) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries; and (vi) after the occurrence of an Equity Event consisting of an initial public offering, the Borrower may make Restricted Payments to its Equity Interest holders provided that (x) no Default has occurred and is continuing or would result from the making of such Restricted Payment, (y) after giving effect to the application of the proceeds of such initial public offering, the Revolving Credit Exposure is less than 50% of the Borrowing Base as of such date, and (z) after giving effect to such Restricted Payment, the Aggregate Maximum Credit Amounts exceed the Revolving Credit Exposure by an amount equal to or greater than 20% of the Aggregate Maximum Credit Amounts.

Section 9.05.                             Investments, Loans and Advances.  The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)                                  Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05.

(b)                                 accounts receivable arising in the ordinary course of business.

(c)                                  direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d)                                 commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(e)                                  deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency).

(f)                                    deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

(g)                                 Investments (i) made by the Borrower in or to the Guarantors, (ii) made by any Subsidiary in or to the Borrower or any Guarantor and (iii) made by the Borrower or any Subsidiary in or to all other Domestic Subsidiaries which are not Guarantors in an aggregate amount at any one time outstanding not to exceed $1,000,000.

(h)                                 Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or a Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $1,000,000.

(i)                                     Investments made by the Borrower or a Guarantor in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America, provided that (A) the Borrower shall be in compliance, on a pro forma basis after giving effect to any such Investment, with the financial covenants set forth in Section 9.01 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, and (B) no Default shall have occurred and be continuing or would result therefrom.

(j)                                     Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Subsidiaries; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(k) exceeds $1,000,000.

(k)                                  other Investments not to exceed $1,000,000 in the aggregate at any time.

Section 9.06.                             Nature of Business; International Operations.  The Borrower will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as currently conducted by it and business activities reasonably incidental thereto as an independent oil and gas exploration and production company with operations in the continental United States.  From and after the date hereof, the Borrower and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States.

Section 9.07.                             Limitation on Leases.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $2,000,000 in any period of twelve consecutive calendar months during the life of such leases.

Section 9.08.                             Proceeds of Notes.  The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.21.  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.09.                             ERISA Compliance.  The Borrower will not, and will not permit any Subsidiary to, at any time:

(a)                                  engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

(b)                                 terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Borrower, a Subsidiary or any ERISA Affiliate to the PBGC.

(c)                                  fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.

(d)                                 permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan.

(e)                                  permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.  The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(f)                                    contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

(g)                                 acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower or a Subsidiary or with respect to any ERISA Affiliate of the Borrower or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.

(h)                                 incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

(i)                                     contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

(j)                                     amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, a Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 9.10.                             Sale or Discount of Receivables.  Except for receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.11.                             Mergers, Etc.  Neither the Borrower not any of its Subsidiaries will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, except that any Wholly-Owned Subsidiary may merge with any other Wholly-Owned Subsidiary and the Borrower may merge with any Wholly-Owned Subsidiary so long as the Borrower is the survivor.

Section 9.12.                             Sale of Properties.  The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use; (d) transfers described in Section 2.09(c) hereof; and (e) sales and other dispositions of Property not regulated by Sections 9.01(a) through 9.01(d) having a fair market value not in excess of 3% of the Borrowing Base (as determined by the Administrative Agent), individually or in the aggregate during any 12-month period.

Section 9.13.                             Environmental Matters.  The Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Property which it or a Subsidiary operates to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.  The Borrower will use its reasonable efforts to cause the operator of Properties which the Borrower or any Subsidiary does not operate to comply with the terms and provisions of this Section 9.13.

Section 9.14.                             Transactions with Affiliates.  The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Borrower) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.15.                             Subsidiaries.  The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b) and Section 8.14(c).  The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.12(d).  Neither the Borrower nor any Subsidiary shall have any Foreign Subsidiaries.

Section 9.16.                             Negative Pledge Agreements; Dividend Restrictions.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments or Capital Leases creating Liens permitted by Section 9.03(c)) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.

Section 9.17.                             Gas Imbalances, Take-or-Pay or Other Prepayments.  The Borrower will not, and will not permit any Subsidiary to, (a) incur, become or remain liable for, any Material Gas Imbalance, or (b) allow take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor.

Section 9.18.                             Swap Agreements.  The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 95% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately and (b) Swap Agreements in respect of interest rates with an Approved Counterparty with the purpose and effect of fixing interest rates on a principal amount of indebtedness of the Borrower that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds 75% of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated by using a generally accepted method of matching interest swap contracts to declining principal balances, and (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract, and (c) Swap Agreements required by Section 8.16.  In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral (other than Letters of Credit) or margin to secure their obligations under such Swap Agreement or to cover market exposures.

Section 9.19.                             Marketing Activities.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Subsidiaries that the Borrower or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 9.20.                             Management Fees.  The Borrower will not, and will not permit any Subsidiary to, enter into any agreement to pay a management fee for the operation of its Properties without the prior approval of the Administrative Agent.

ARTICLE X
Events of Default; Remedies

Section 10.01.                       Events of Default.  One or more of the following events shall constitute an “Event of Default”:

(a)                                  the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable (other than LC Disbursements which are repaid through an ABR Borrowing as permitted by Section 2.8(e) hereof), whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)                                 the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days.

(c)                                  any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made.

(d)                                 the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(j), Section 8.01(n), Section 8.01(q), Section 8.02, Section 8.03, Section 8.14, Section 8.15 or in ARTICLE IX.

(e)                                  the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such Subsidiary otherwise becoming aware of such default.

(f)                                    the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable notice and cure period).

(g)                                 any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Subsidiary to make an offer in respect thereof.

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)                                     the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j)                                     the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)                                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment.

(l)                                     the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Subsidiary or any of their Affiliates shall so state in writing.

(m)                               an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000 in any year.

(n)                                 There occurs under any Swap Agreement an early Termination Date (as defined in such Swap Agreement) resulting from (i) any event of default under such Swap Agreement to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Agreement), or (ii) any Termination Event (as so defined) under such Swap Agreement as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof constitutes Material Indebtedness.

(o)                                 a Change in Control shall occur.

(p)                                 (i) Thomas H. Blake shall cease for any reason to be a full time member of the board of managers of the Borrower, and a successor to the Mr. Blake acceptable to the Administrative Agent has not been appointed within 60 days thereof, or (ii) Scott W. Smith shall cease for any reason to perform his duties pursuant to the terms and provisions of the Smith Employment Agreement, and a successor to Mr. Smith acceptable to the Administrative Agent has not been appointed within 60 days.

Section 10.02.                       Remedies.

(a)                                  In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h),

Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b)                                 In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)                                  All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i)                                     first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)                                  second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;

(iii)                               third, pro rata to payment of accrued interest on the Loans;

(iv)                              fourth, pro rata to payment of principal outstanding on the Loans and Indebtedness owed to any Swap Lender;

(v)                                 fifth, pro rata to any other Indebtedness;

(vi)                              sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and

(vii)                           seventh, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI
The Agents

Section 11.01.                       Appointment; Powers.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any Subsidiary shall have rights as a third party beneficiary of any of such provisions.

Section 11.02.                       Duties and Obligations of Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.02 and 12.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.  For purposes of determining compliance with the conditions specified in ARTICLE VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03.                       Action by Administrative Agent.  The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders.  If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.  In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except to the extent such liability is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from its own gross negligence or willful misconduct.

Section 11.04.                       Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including electronic message, Internet or intranet web posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05.                       Subagents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06.                       Resignation or Removal of Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor; provided that, no consultation with the Borrower shall be required if an Event of Default has occurred and is continuing.  If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor.  Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged as provided for above in this paragraph).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this ARTICLE XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07.                       Agents as Lenders.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.

Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.08.                       No Reliance.

(a)                                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.  The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Winstead Sechrest & Minick P.C. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

(b)                                 The Lenders acknowledge that the Administrative Agent and the Arranger are acting solely in administrative capacities with respect to the structuring and syndication of this facility and have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their administrative duties, responsibilities and liabilities specifically as set forth in the Loan Documents and in their capacity as Lenders hereunder.  In structuring, arranging or syndicating this facility, each Lender acknowledges that the Administrative Agent and/or Arranger may be an agent or lender under these Notes, other loans or other securities and waives any existing or future conflicts of interest associated with the their role in such other debt instruments.  If in its administration of this facility or any other debt instrument, the Administrative Agent determines (or is given written notice by any Lender) that a conflict exists, then it shall eliminate such conflict within 90 days or resign pursuant to Section 11.06 and shall have no liability for action taken or not taken while such conflict existed.

Section 11.09.                       Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its

Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10.                       Authority of Administrative Agent to Release Collateral and Liens.  Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.  Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.

Section 11.11.                       The Arranger, Bookrunner, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers, shall have any powers, duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than its powers, duties, responsibilities and liabilities in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

ARTICLE XII

Miscellaneous

Section 12.01.                       Notices.

(a)                                  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to the Borrower, to it at

Nami Holding Company, LLC

7500 San Felipe, Suite 440

Houston, TX  77063

Attention:  Mr. Scott W. Smith

Telecopy:  713-659-1799

Telephone:  713-659-1794

with a copy to the Borrower at:

Nami Holding Company, LLC

14825 St. Mary’s Lane, Suite 100

Houston, TX  77079

Attention:  Mr. Lasse Wagene

Telecopy:  832-327-2262

Telephone:  832-327-2245

with a copy to the Borrower at:

Nami Holding Company, LLC

One Nami Plaza

London, KY  40741

Attention:  Mr. Majeed S. Nami

Telecopy:  606-862-6403

Telephone:  606-862-6402

(ii)                                  if to the Administrative Agent or the Issuing Bank, to it at

Citibank, N.A.

8401 N. Central Expressway, Suite 500

Dallas, TX  75225

Attention:  Ms. Angela McCracken

Telecopy:  972-419-3334

Telephone:  972-419-3343

with a copy to the Administrative Agent at:

Citibank, N.A.

8401 N. Central Expressway, Suite 500

Dallas, TX  75225

Attention:  Ms. Donna Schwark

Telecopy:  972-419-3334

Telephone:  972-419-3369

(iii)                               if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02.                       Waivers; Amendments.

(a)                                  No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the consent of the Majority Lenders, or modify Section 2.07 in any manner without the consent of each Lender, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 8.14, without the written consent of each Lender, (vii) amend Section 10.02(c) or Section 12.14 in such a manner that any repayment amounts owed by Borrower, any Subsidiary or any Guarantor to any Swap Lender shall cease to be ranked, secured and be guaranteed on a pari passu basis with respect to the repayment of principal outstanding on the Loans due under this Agreement, without the written consent of each Swap Lender affected thereby, (viii) release any Guarantor (except as set forth herein or in the Guaranty Agreement), release all or substantially all of the collateral (other than as provided in Section 2.09(c) and Section 11.10), or reduce the percentage set forth in Section 8.14(a) to less than 90%, without the written consent of each Lender, or (ix) change any of the provisions of this Section 12.02(b) or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be, and (B) nothing in this Section 12.02 shall cause any waiver, amendment, modification or consent to (I) any fee letter between the Borrower and any Lender, Agent or the Administrative Agent or Issuing Bank to require the consent of the Majority Lenders, (II) any Letter of Credit Agreements between the Borrower or any Subsidiary of the Borrower and the Issuing Bank to require the consent of the Majority Lenders, (III) any Letter of Credit issued by the Issuing Bank pursuant to the terms of this Agreement to require the consent of the Majority Lenders except as specifically required by Section 2.08 and (IV) any Swap Agreement between the Borrower or any of its Subsidiaries, and the Administrative Agent, any Agent or any Lender, or any Affiliate of any thereof, to require the consent of the Majority Lenders.

Section 12.03.                       Expenses, Indemnity; Damage Waiver.

(a)                                  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER AND THE ISSUING BANK, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH

SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), AND SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM ALL FEES AND TIME CHARGES AND DISBURSEMENTS FOR ATTORNEYS WHO MAY BE EMPLOYEES OF ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY THE BORROWER OR ANY SUBSIDIARY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY SUBSIDIARY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY OTHER LOAN PARTY AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IF THE BORROWER OR SUCH LOAN PARTY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

(c)                                  To the extent that the Borrower fails to indefeasibly pay any amount required to be paid by it to any Agent, the Arranger or the Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, the Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arranger or the

Issuing Bank in its capacity as such.  The obligations of the Lenders under this paragraph (c) are several and not joint.

(d)                                 To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  All amounts due under this Section 12.03 shall be payable promptly/not later than three Business Days after written demand therefor.

(f)                                    The provisions of this Section 12.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank.

Section 12.04.                       Successors and Assigns.

(a)                                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this

Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                              the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, is to any other assignee; and
(B)                                the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                              except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)                                each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)                                the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and
(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)                               Subject to Section 12.04(b)(iv) and the acceptance and recording thereof by the Administrative Agent, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv)                              The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)                                  (i)                                     Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant.  In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03.  Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii)                                  A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05.                       Survival; Revival; Reinstatement.

(a)                                  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)                                 To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06.                       Counterparts; Integration; Effectiveness.

(a)                                  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)                                 This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)                                  Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)                                 Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.07.                       Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08.                       Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.  Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09.                       GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)                                  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas.

(b)                                 Submission to Jurisdiction.  The Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Texas sitting in Dallas County and of the United States District Court of the Northern Division of Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Subsidiary or its Properties in the courts of any jurisdiction.

(c)                                  Waiver of Venue.  The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.01.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 12.10.                       Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11.                       Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ respective partners, directors, managers, officers, advisors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12.                       Interest Rate Limitation.  It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.  To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect.  Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 12.13.                       EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY

IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14.                       Collateral Matters; Swap Agreements.  The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to any Swap Lender with respect to amounts payable by the Borrower, any Subsidiary, and any Guarantor under any Swap Agreement on a pari passu basis with respect to repayment of principal outstanding on Loans due under this Agreement.  Except as otherwise provided in Section 12.02(b)(vii), no Swap Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

Section 12.15.                       No Third Party Beneficiaries.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever.  There are no third party beneficiaries.

Section 12.16.                       USA Patriot Act Notice.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	NAMI HOLDING COMPANY, LLC

	By:	/s/	Scott W. Smith
Scott W. Smith
President and Chief Executive Officer

1

ADMINISTRATIVE AGENT:	CITIBANK, N.A.
as Administrative Agent

	By:	/s/	Angela McCracken
Angela McCracken
Vice President

2

LENDERS:	CITIBANK, N.A.

	By:	/s/	Angela McCracken
Angela McCracken
Vice President

3

LENDERS:	BNP PARIBAS

	By:	/s/	Larry Robinson
	Name:		Larry Robinson
Title: Director

	By:	/s/	Robert Long
	Name:		Robert Long
Title: Vice President

4

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Citibank, N.A.	50%	$100,000,000
BNP Paribas	50%	$100,000,000
TOTAL	100.00%	$200,000,000

I-1

EXHIBIT A
FORM OF NOTE

$[ ]	January 3, 2007

FOR VALUE RECEIVED, NAMI HOLDING COMPANY, LLC, a Kentucky limited liability company (the “Borrower”) hereby promises to pay to the order of                                            (the “Lender”), at the principal office of CITIBANK, N.A. (the “Administrative Agent”), the principal sum of                                    Dollars ($                  ) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender.  Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Credit Agreement dated as of January 3, 2007 among the Borrower, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”).  Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents.  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

A-1

NAMI HOLDING COMPANY, LLC

By:
Scott W. Smith
President and Chief Executive Officer

A-2

EXHIBIT B
FORM OF BORROWING REQUEST

                            , 20

NAMI HOLDING COMPANY, LLC, a Kentucky limited liability company (the “Borrower”), pursuant to Section 2.03 of the Credit Agreement dated as of January 3, 2007 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, CITIBANK, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i)            Aggregate amount of the requested Borrowing is $                    ;

(ii)           Date of such Borrowing is                             , 20    ;

(iii)          Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv)          In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is                           ;

(v)           Amount of Borrowing Base in effect on the date hereof is $                            ;

(vi)          Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $                          ; and

(vii)         Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $                            ; and

(viii)        Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

B-1

The undersigned certifies that he/she is the                            of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

NAMI HOLDING COMPANY, LLC

By:
Name:
Title:

B-2

EXHIBIT C
FORM OF INTEREST ELECTION REQUEST

                              , 20

NAMI HOLDING COMPANY, LLC, a Kentucky limited liability company (the “Borrower”), pursuant to Section 2.04 of the Credit Agreement dated as of January 3, 2007 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, CITIBANK, N.A., as Administrative Agent and the other agents and lenders which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i)            The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [                ];

(ii)           The effective date of the election made pursuant to this Interest Election Request is                           , 20    ;[and]

(iii)          The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]

[(iv)         [If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [                ]].

The undersigned certifies that he/she is the [                ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

NAMI HOLDING COMPANY, LLC

By:
Name:
Title:

C-1

EXHIBIT D
FORM OF
COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the                                of NAMI HOLDING COMPANY, LLC, a Kentucky limited liability company (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  With reference to the Credit Agreement dated as of January 3, 2007 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrower, CITIBANK, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)           The representations and warranties of the Borrower contained in Article VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Loan Documents were true and correct in all material respects when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

(b)           The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify default and describe].

(c)           Since                                   , 200  , no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

(d)           There exists no Default or Event of Default [or specify Default and describe].

(e)           Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01 and Section 8.14 as of the end of the [fiscal quarter][fiscal year] ending [                              ].

EXECUTED AND DELIVERED this                    day of                     , 20    .

NAMI HOLDING COMPANY, LLC

By:
Name:
Title:

For the Quarter/Year ended                                       (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I. Section 9.01(a) – Interest Coverage Ratio.

A. EBITDA

1. consolidated net income, less	$

2. non-cash revenue or expense associated with Swap Agreements resulting from FAS 133, less	$(	)

3. income or plus loss from discontinued operations and extraordinary items, plus	$(	)

4. income taxes, plus	$

5. interest expense, plus	$

6. depreciation, plus	$

7. depletion, plus	$

8. amortization, plus	$

9. non-cash and extraordinary items	$

10. Total EBITDA	$

B. Interest Expense	$

C. Ratio (Line I.A.10 ÷ Line I.B)	to 1.0

Minimum Required: 2.5 to 1.0

II. Section 9.01(b) – Ratio of Total Debt to EBITDA.

A. Total Debt

1. Debt, less	$

2. Non-cash obligations under FAS 133, less	$(	)

3. Accounts payable and other accrued liabilities not greater than 60 days past due or which are being contested in good faith	$(	)

4. Total Debt	$

B. EBITDA (amount on Line I.A.10)	$

C. Ratio (Line II.A.4 ÷ Line II.B)	to 1.0

Maximum Permitted: 4.0 to 1.0

III. Section 9.01(c) – Current Ratio.

A. Current Assets (including Borrowing Base availability)	$

B. Current Liabilities (excluding current maturities of Indebtedness owed to Lenders)	$

C. Ratio (Line III.A ÷ Line III.B):	to 1.0

Minimum Required: 1.0 to 1.0

EXHIBIT E
SECURITY INSTRUMENTS

1.                                        Guaranty Agreements dated as of January 3, 2007 by each Guarantor, in favor of the Administrative Agent and the Lenders.

2.                                        Limited Liability Company Interests Security Agreement dated as of January 3, 2007, by Borrower in favor of the Administrative Agent and the Lenders.

3.                                        Financing Statements in respect of item 2, by the Borrower - Kentucky Secretary of State.

4.                                        Mortgage dated as of January 3, 2007 – Trust Energy Company, LLC – Kentucky – in favor of the Administrative Agent for the benefit of the Lenders.

5.                                        Mortgage dated as of January 3, 2007 – Trust Energy Company, LLC – Campbell County, Tennessee – in favor of Richard C. Raines, as Trustee for the benefit of the Administrative Agent and the Lenders.

6.                                        Amended and Restated Mortgages dated as of January 3, 2007 – Nami Resources Company L.L.C. (amending and restating 3/23/01 Mortgage to Bank of Texas) – in favor of the Administrative Agent for the benefit of the Lenders.

7.                                        Amended and Restated Mortgages dated as of January 3, 2007 – Nami Resources Company L.L.C. (amending and restating 3/23/01 Pipeline Mortgage to Bank of Texas) – in favor of the Administrative Agent for the benefit of the Lenders.

8.                                        Amended and Restated Mortgage dated as of January 3, 2007 – Nami Resources Company L.L.C. (amending and restating 7/18/01 Mortgage to Bank of Texas) – in favor of the Administrative Agent for the benefit of the Lenders.

9.                                        Amended and Restated Mortgages dated as of January 3, 2007 – Ariana Energy, LLC (amending and restating 3/16/06 Mortgage to Bank of Texas as Agent) – in favor of Richard C. Raines, as Trustee for the benefit of the Administrative Agent and the Lenders.

10.                                 Financing Statements for Mortgages.

a.                                       Borrower - Kentucky Secretary of State

b.                                      Ariana Energy, LLC - Tennessee Secretary of State

c.                                       Trust Energy Company, LLC - Kentucky Secretary of State

d.                                      Nami Resources Company L.L.C. – Kentucky Secretary of State

E-1

EXHIBIT F
FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](1)]

3.	Borrower:

4.	Administrative Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of January 3, 2007 among Nami Holding Company, LLC, the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and the other agents parties thereto

(1)           Select as applicable.

6.             Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(2)
	$	$		%
	$	$		%
	$	$		%

Effective Date:                                   , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and](3) Accepted:

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[Consented to:](4)

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

(3) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(4) To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

EXHIBIT G

AFFIDAVIT OF PAYMENT OF TRADE BILLS

TO:         Citibank, N.A., as Administrative Agent

Reference is made to that certain Credit Agreement among NAMI HOLDING COMPANY, LLC, the Lenders from time to time party thereto, and CITIBANK, N.A., as Administrative Agent dated as of January 3, 2007 (the “Credit  Agreement”). The terms used herein shall have the same meanings as provided therefor in the Credit Agreement, unless the context hereof otherwise requires or provides.

The undersigned Annie Muniz, the Controller of NRC, Ariana and TEC, LLC, HEREBY CERTIFIES on behalf of NRC, Ariana Energy, LLC and Trust Energy Company, LLC to the Administrative Agent that, after reasonable investigation and except to the extent indicated on Schedule I (if no Schedule I is attached, then there are no such exceptions), she has no knowledge of the existence of unpaid debts owing to Persons for the furnishing of goods, labor, services or materials in connection with the Mortgaged Property, which debts are more than 60 days past due and which debts if unpaid could result in the creation of a lien against such Mortgaged Property.

Executed on the date of the notary certification below to be effective as of January       , 2007.

Annie Muniz, on behalf of Nami Resources Company L.L.C., Ariana Energy, LLC and Trust Energy Company, LLC

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

SWORN TO AND SUBSCRIBED before me on January , 2007, by Annie Muniz.

Notary Public, State of Texas

1

EXHIBIT H

PROPERTY CERTIFICATE

TO:         Citibank, N.A., as Administrative Agent

Reference is made to that certain Credit Agreement dated as of January 3, 2007 (the “Credit Agreement”), among NAMI HOLDING COMPANY, LLC, the Lenders from time to time party thereto, and CITIBANK, N.A., as Administrative Agent.  The defined terms used in this Certificate shall have the same meanings as provided therefor in the Credit Agreement, unless the context hereof otherwise requires or provides. This is the Property Certificate referred to in the Credit Agreement.

                                             (“Mortgagor”) has mortgaged to the Administrative Agent its entire interest in the Mortgaged Property.  Mortgagor HEREBY CERTIFIES to the Administrative Agent that the responses for items A through E below are true, complete and correct in all material respects as combined and described on the              page exhibit to this Property Certificate for each Mortgaged Property owned by Mortgagor:

A.            Well, lease or unit name, as appropriate.

B.            Operator’s name and address.

C.            Lease number or other designation used by payor to identify lease or leases in accounting for revenues, costs and joint interest transactions.

D.            The ownership interest of Mortgagor with respect to the well, lease or unit. Such ownership interest does and will entitle Mortgagor to receive a decimal share of all oil, gas or other hydrocarbons produced from, or allocated to, such well or unit equal to not less than the decimal share set forth in the column headed “Net Revenue Interest.” Such ownership interest shall cause Mortgagor to be obligated to bear a decimal share of the cost of the operation of such well, lease or unit equal to not more than the decimal share set forth in the column headed “Working Interest.”

E.             Attached is a description of the underlying lease or leases or units including the names of the lessor and lessee, the date of the lease or unit, the recording information of such lease or unit, a complete description of assignments and farmouts of such lease or unit and a complete legal description of the property covered thereby.

All of the information listed on the attachments to this Property Certificate is true, complete and correct in all material respects. This Property Certificate is given for the purpose of inducing the Lenders to enter into the Credit Agreement, and the undersigned recognizes that the Lenders are relying upon this Property Certificate in connection with the transactions

1

contemplated by the Loan Agreement and that but for the statements made herein, the Lenders would not enter into the Credit Agreement.

EXECUTED on the date of the notary certification below to be effective as of January       , 2007.

By
Scott Gilbert
Vice President

SWORN TO AND SUBSCRIBED before me this           day of January, 2007, by Scott Gilbert, a Vice President of                                      , a                          limited liability company, on behalf of said limited liability company.

Notary Public in and for
the State of Kentucky

My commission expires:

2

EXHIBIT I

RECONCILIATION SCHEDULE

TO:         Citibank, N.A., as Administrative Agent

Reference is made to that certain Credit Agreement among NAMI HOLDING COMPANY, LLC, the Lenders from time to time party thereto, and CITIBANK, N.A., as Administrative Agent dated as of January 3, 2007 (the “Credit Agreement”).  The defined terms used herein have the same meanings as are provided in the Credit Agreement.  This is the Reconciliation Schedule described in the Credit Agreement.

The Borrower has previously furnished the Administrative Agent with a reserve appraisal prepared by Netherland Sewell & Associates, Inc., as of July 1, 2006 (the “Reserve Appraisal”), which appraises Oil and Gas Properties owned by the Borrower.  The names on the Oil and Gas Properties listed on the Reserve Appraisal vary from the names of the Oil and Gas Properties mortgaged to the Administrative Agent pursuant to the Mortgages.  Attached to this Reconciliation Schedule is a chart which reconciles the discrepancies in these names.  The undersigned certifies individually and on behalf of the Borrower as follows:

(a)                                  Each well and unit that is described on the exhibits attached to the Mortgages is also listed in the Reserve Appraisal and on the attached reconciliation chart.

(b)                                 The property listed in column A of the attached reconciliation chart which has the same number as the property listed in column B of the attached reconciliation chart is one and the same property.

IN WITNESS WHEREOF, the undersigned has executed this Reconciliation Schedule as of         , 2007.

, as of Nami
Holding Company, LLC

1

PROPERTY RECONCILIATION CHART

The information listed in column A is reproduced exactly from the Reserve Appraisal.  The information listed in column B is reproduced exactly from the descriptions attached to the Mortgages.  The property listed in column A which has the same number as the property listed in column B is one and the same property.  If a property in column B is left blank, it is not mortgaged to Lender.

A Reserve Appraisal				B Mortgage Exhibits
	Name	WI	NRI		Name	WI	NRI
1.				1.
2.				2.
3.				3.
4.				4.
5.				5.
6.				6.
7.				7.
8.				8.
9.				9.
10.				10.
11.				11.
12.				12.
13.				13.
14.				14.
15.				15.
16.				16.
17.				17.
18.				18.
19.				19.
20.				20.

2

A Reserve Appraisal				B Mortgage Exhibits
	Name	WI	NRI		Name	WI	NRI
21.				21.
22.				22.
23.				23.
25.				25.
26.				26.
27.				27.
28.				28.
29.				29.
30.				30.
31.				31.
32.				32.
33.				33.
34.				34.
35.				35.
36.				36.
37.				37.
38.				38.
39.				39.
40.				40.
41.				41.
42.				42.
43.				43.
44.				44.

3

A Reserve Appraisal				B Mortgage Exhibits
	Name	WI	NRI		Name	WI	NRI
45.				45.
46.				46.
47.				47.
48.				48.

4

EXHIBIT J

PARTIAL RELEASE OF LIEN

STATE OF	§
§
COUNTY OF	§

PARTIAL RELEASE OF LIEN dated as of       , 200    , is from CITIBANK, N.A., a national banking association having an office at One Lincoln Park, 8401 N. Central Expressway, Suite 500, LB 36, Dallas, Texas 75225, as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Mortgage referred to below) in favor of           [Mortgagor]                                                    (“Mortgagor”).

R E C I T A L S

Pursuant to that certain Mortgage, Security Agreement, Assignment of Production and Financing Statement dated as of                           , 2007 (the “Original Mortgage”), Mortgagor (i) granted, bargained, sold, mortgaged, warranted, assigned, transferred and conveyed unto the Administrative Agent, as collateral agent for the ratable benefit of the Lenders (as defined in the Mortgage), all of Mortgagor’s right, title and interest in and to certain oil and gas properties and interests more particularly described in the Mortgage, including the oil and gas leases described on Exhibit A attached hereto and incorporated herein by reference (collectively the “Leases”) and (ii) transferred, assigned, warranted and conveyed to the Administrative Agent for the pro rata and pari passu use and benefit of such Lenders the production (and the proceeds thereof) from said oil and gas wells and interests located on the Leases.

The Mortgage has been recorded, among other places, in the Official Public Records of                   County,                at Book           , Page              on     , 2007.

The Mortgagor has requested that the Administrative Agent release from the lien and security interest of the Mortgage certain interests in the Leases as hereinafter defined (the “Released Property”)

Agreement

As used in this Partial Release of Lien, the following terms shall have the following meanings:

Section 12.17.        “Released Property” means the Released Subsurface Intervals, the Released Interests and the Released Leases, as such terms are herein defined.

Section 12.18.        “Released Subsurface Intervals” shall with respect the Leases described in Exhibit A and included in the field specified in Exhibit A, all subsurface formations above and below the Producing Strata for such field as specified for such field in Exhibit A.

1

Section 12.19.        “Released Interests” means sixty five percent (65%) of Mortgagor’s interest in and to the Leases described in Exhibit A and included in the field specified in Exhibit A, insofar as said Leases cover the Producing Strata for such field as specified in Exhibit A and only insofar as said Leases cover acreage outside the boundaries of the production unit for a well located in the field

[Alternative 1 (Kentucky):  being the area configured in a circle with a diameter of 1,000 feet (or approximately 18.03 acres) around such well, or such greater or lesser area as may have been established by the relevant Kentucky regulatory authority.]

[Altnernative 2 (Tennessee):  being an area configured in a square or rectangle containing 20 acres centered on the well bore, or such greater or lesser area as has been established for such well by the relevant Tennessee regulatory authority.]

Section 12.20.        “Released Leases” means the oil and gas leases described in Exhibit B attached hereto.

NOW THEREFORE, in consideration of the payment of One Dollar ($1.00) and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged the Administrative Agent, as administrative agent for the Lenders, as the holders of the indebtedness secured by the Mortgage, hereby releases from the lien and security interest of the Mortgage, without any representation, warranties or recourse whatsoever, the Released Property; provided, however, that this is a partial release only and shall in no way affect the lien and security interest of the Mortgage or the assignment of production therein contained insofar as such lien and security interest or assignment relates to any property or interest, including Mortgagor’s interest in the Leases, other than the Released Property, and the Mortgage is hereby ratified, approved and confirmed by the parties hereto in all respects except as expressly set forth in this Partial Release of Lien.  This Partial Release of Lien shall not affect the obligation of the Mortgagor to pay the indebtedness secured by the Mortgage according to its tenor and effect

The Administrative Agent, as collateral agent for the Lenders, as the holders of the indebtedness secured by the Mortgage, hereby releases, without any representations, warranties or recourse whatsoever, all of the right, title and interest in and to the production from the Released Interests and all of the income, rents, royalties, revenue, issues, profits and proceeds thereof.

This Partial Release of Lien may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[Signature pages follow]

2

IN WITNESS WHEREOF, the Administrative Agent has caused to be executed and delivered this Partial Release of Lien on the date of the notary certification below to be effective as of the date and year first above written.

CITIBANK, N.A., as Administrative Agent

By:
Angela McCracken
Vice President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the      day of       , 200    , by Angela McCracken, a Vice President of Citibank, N.A., a national banking association on behalf of said bank.

Notary Public, State of Texas

3

IN WITNESS WHEREOF, the Mortgagor has caused to be executed and delivered this Partial Release of Lien on the date of the notary certification below to be effective as of the date and year first above written.

[Mortgagor]

By:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the      day of       , 200    , by                                 ,                                                                             of                                                       , a                                                         , on behalf of said                                                                     .

Notary Public, State of Oklahoma

4

EXHIBIT A

to
Partial Release of Lien

EXHIBIT B

to
Partial Release of Liens

SCHEDULE 2.09(c)(1)
PROVED DEVELOPED OIL AND GAS PROPERTIES

The following is a listing of wells located on oil and gas leases which are part of the Oil and Gas Properties under the Credit Agreement as of January 3, 2007.  The wells (with the number of the permit for such well issued by the relevant regulatory agency) are listed by the field in which such wells are located.  It is agreed that with respect to the wells in any field as set forth below that the Proved Developed Oil and Gas Properties shall include those reserves which are within the Producing Strata in the Production Unit for such wells.

Wartburg Field
Morgan County, Tennessee

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Monteagle Formation as found in the Johnny Dagley #1 well at the subsurface depth of 1,800 feet (the location of which well is contained in Well Permit Number 10280) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga Shale Formation as found in the Johnny Dagley #1 well as at a subsurface depth of 2,272 feet (the location of which is contained in Well Permit Number 10280).

Well Name	Permit #
Martin Heidel #1	9983
MCCARTT 1	9991
MCCARTT 2	10013
McCartt #3	10055
Chilton #1	10202
Long #1	10269
Long #2	10267
MCCARTT 6	10274
Dagley #1	10280
MCCARTT 7	10385
Long #3	10379
MCCARTT 8	10981
MCCARTT 9	10982

1

WindrockField
Anderson County, Tennessee

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Monteagle Formation as found in the Coal Creek #30 well at the subsurface depth of 2,857 feet (the location of which well is contained in Well Permit Number 10800) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga Shale Formation as found in the Coal Creek #30 well as at a subsurface depth of 3,318 feet (the location of which is contained in Well Permit Number 10800).

Well Name	Permit #
Coal Creek Mining & Manufacturing #1	1131
Coal Creek Mining & Manufacturing #1	9885
Coal Creek Mining & Manufacturing C #2	9892
Coal Creek Mining & Mfg Co #3	10072
Coal Creek Mining/Ariana #5	10064
R D Parten #1	10054
Coal Creek Mining #4	10095
Ariana/Hoskins #1	10080
Coal Creek Mining #6	10133
Coal Creek Mining #7	10109
Coal Creek Mining & MFG #8	10590
Coal Creek Mining #9	10134
Coal Creek Mining #10	10175
Coal Creek Mining #11	10157
Coal Creek #12	10297
Coal Creek Mining #13	10305
Coal Creek Mining #14	10375
Coal Creek #15	10362
Coal Creek Mining #16	10301
Coal Creek Mining #17	10430
R. D. Parten #2	10397
RD Parten etal #3	10421
Mark E. Lively #1	10497
Coal Creek Mining & MFG Co #18	10522
Coal Creek Mining & Mfg. #19	10532
Coal Creek #20	10802
Coal Creek Mining & MFG #21	10540
Coal Creek Mining #22	10607
Half Moon #3	10593
Coal Creek Mining & Mfg. Co. #24	10646
The Coal Creek Company #25	10698
Coal Creek #26	10713
The Coal Creek Company #27	10714

2

Well Name	Permit #
Coal Creek #28	10801
Hoskins #2	10745
Coal Creek #30	10800
Coal Creek #31	10933
Coal Creek #33	10932
R.D. Parten #4	11007
Windrock #2	1212
Coal Creek Mining and Manufacturing Windrock/ARM #4	8281
Coal Creek Mining and Manufacturing Windrock/ARM #5	8294
Coal Creek Mining and Manufacturing Co Windrock/Arm #6	8285
Coal Creek Mining and Manufacturing Windrock/Arm #7	8287
Coal Creek Mining and Manufacturing Windrock/Arm #8	8335
Coal Creek Mining and Manufacturing Windrock/Arm #9	8345
Coal Creek Mining and Manufacturing Windrock/Arm #11	8321
Coal Creek Mining and Manufacturing Co Windrock/Arm #12	8374
Coal Creek Mining and Manufacturing Co Windrock/Arm #13	8384
Coal Creek Mining and Manufacturing Co. Windrock/Arm #14	8407
Coal Creek Mining and Manufacturing Company Windrock/Arm #15	8439
Coal Creek Mining and Manufacturing Co. Windrock/Arm #16	8447
Coal Creek Mining and Manufacturing Co. Windrock/Arm #18	8461
Coal Creek Mining & MFG., Co. Windrock/ARM #19	8602
Coal Creek-Windrock/ARM #23	8608
Buck #1	10942

Asher Field
Bell and Knox Counties, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the Asher #36 well at the subsurface depth of 2,824 feet (the location of which well is contained in Well Permit Number 95451) and 100 feet below the stratigraphic equivalent of the base of the Corniferous Formation as found in the Asher #36 well as at a subsurface depth of 3,681 feet (the location of which is contained in Well Permit Number 95451).

Well Name	Permit #
Asher Land & Mineral LTD #1	86953
Asher Land & Mineral LTD #11	87422
Asher Land & Mineral LTD #12	87564
Asher Land & Mineral LTD #15	91895
Asher Land & Mineral #18	91900
Miller Brothers Construction Et Al #2	94530
Asher Land & Mineral LTD #22	94838
Asher Land & Mineral LTD #25	95468

3

Well Name	Permit #
Asher Land & Mineral LTD #20	95748
Asher Land & Mineral LTD #26	95749
Asher Land & Mineral LTD #27	95750
Asher Land & Mineral LTD #28	95751
Asher Land & Mineral LTD #24	95456
Asher Land & Mineral LTD #29	96050
Asher Land & Mineral LTD #14B	96158
Asher Land & Mineral LTD #30	96316
Asher Land & Mineral LTD #32	96346
Asher Land & Mineral LTD #31	96503
Asher Land & Mineral LTD #33	96400
Asher Land & Mineral LTD #34	96442
Asher Land & Mineral LTD #35	96437
Asher Land & Mineral LTD #36	96451
Taylor Heirs Et Al#1	96863
Taylor, Harrison Heirs #2	96810
Taylor Heirs Et Al #3	96864
Slusher, Matt #1(Matt Slusher Heirs #1)	96905
Asher Land & Mineral LTD #37	97034

Brushy Branch, Artemus and Flat Lick Field
Knox County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Maxon Formation as found in the Nally & Hamilton et al #9 well at the subsurface depth of 2,314 feet (the location of which well is contained in Well Permit Number 95828) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga Shale Formation as found in the Nally & Hamilton et al #9 well as at a subsurface depth of 3,178 feet (the location of which is contained in Well Permit Number 95828).

Well Name	Permit #
Clyde Hammond (Hammons, Clyde Unit #CH-1)	45130
Chester Hammons (Hammons, Chester multiple wells)	57371
Columbus Mills (Mills, Columbus #1)	49664
R.E. Mills (multiple wells)	46916
Arena (multiple wells)	39272
Nora Campbell (multiple wells)	41124
Parker 1,2,3 (multiple wells)	41400
Ron Dickson # 1	45127
Valentine	91169
Valentine (NRC)	45128
Hampton #1(New #442032) (Martin Hampton #1)	91881
Hamilton #1(New#442033) (Rondel Hamilton #1)	91882

4

Well Name	Permit #
Hampton #2(New #442034) (Martin Hampton #2)	93162
B. Hembree #1 (New #442035) (Hembree, Barry Et Al #1)	93163
Sowders Etal #1(New #442036) (Sowders, Ernest Et Al #1)	93642
Blevins #2(New #442037) (Blevins, Burchell Et Al #2)	93477
Knox Traders Group #1 (442038) (Knox Traders Group #1)	94166
Lewis Partin #1(New #442039) (Partin, Lewis #1)	93475
Alva Howard/Payne #1(Howard, Alva & Payne, Lonnie #1)	94446
Sowder Heirs Et Al #1 (Sowders Heirs Et Al #1)	93301
Alva Howard Et Al #442042 (Howard, Alva Et Al #2)	93476
H. Sowders #1B(New #442043) (Sowders, Harry #1B)	93302
Blevins #1(New #442044) (Blevins Et Al #1)	93857
Kenneth Campbell #1 (Campbell, Kenneth #1)	93606
Hamilton #2(New #442049) (Rondal Hamilton #2)	93300
Hampton #3(New #442050) (Martin Hampton #3)	93474
Corb Hembree #1 (Hembree, Corb #1)	94165
J.T. Detherage #1 (Detherage, J T #1)	93608
Marcum #1 (Marcum, Jim #1)	93607
NALLY& HAMILTON #1 (Nally & Hamilton Et Al #1)	95901
NALLY & HAMILTON ETAL 2 (Nally & Hamillton Et Al #2)	95073
BRUNER, JOAN #1 (Bruner, Joan #1)	93704
Cobb #1 (New # 442062) (Cobb, Garrett (UNIT) #1)	94040
K. Lay Et Al #1 (Lay, Kenneth Et Al #1)	93861
Waligorski #1 (Waligorski-Stony Fork #1)	93858
Waligorski #2	82743
DAVIES #2 (Davies, Sam #2)	94159
Earnest King Et Al (King, Ernest Et Al #1)	94378
Alva Howard #1A (New #442068) (Howard, Alva #1A)	94445
Julie Logan #2 (Logan, Julie #2)	94164
White Log Jellico (White Log Jellico Coal #1)	94518
Julie Logan #1 (Logan, Julie Et Al #1)	94501
Roy Partin #1 (Partin, Roy Et Al #1)	94529
Hamilton #3 (Rondel Hamilton Et Al #3)	94638
Milford Muse (Muse, Milford Et Al #1)	94639
Ted Hampton #1 (Hampton, Ted #1)	94383
Nally-Hamilton #3 (Nally & Hamilton #3)	94711
Nally-Hamilton #4 (Nally & Hamilton #4)	94712
Rita Blevins Et Al #1 (Blevins, Rita Et Al #1)	94782
Martin Hampton #4 (Hampton, Martin #4)	94764
Sam Davies #3 (Davies, Sam Et Al #3)	94376
R.BlevinETAL #2 (Blevins, Rita Et Al #2)	94825
Matilda Hampton #1 (Hampton, Matilda Et Al #1)	95002
Rita Blevins Et Al #2A (Blevins, Rita Et Al #2A)	95184
Detherrage, J T Et Al #2	95281
Nally & Hamilton #5	95096

5

Well Name	Permit #
NALLY & HAMILTON #6 (Nally & Hamilton #6)	95128
J. T. Detherage #4 (Detherage, J T #4)	95029
Sam Davies #1 (TJ) (Davies, Samuel E #1)	89143
Nally & Hamilton #2A (Nally & Hamilton Et Al #2A)	95383
NALLY & HAMILTON #8 (Nally & Hamilton #8)	95406
J T Detherage #1 (TJ)	89197
EQUITABLE #1 (Equitable Production Co. #1)	95721
E. KING #2 (Equitable Prod Co/Ernest King #2)	95799
Ted Hampton #3 (Hampton, Ted Et Al #3)	96100
Nally & Hamilton Et Al #9	95828
Equitable Production Co Et Al #3	96247
BAYS HEIRS #1	96528
JOHN CARTER #1 (Carter, John Et Al #1)	96535
Bays, John Et Al #1	96621
RON HAMILTON #4 (Hamilton, Ronald #4)	96661
White Log Jellico Coal Et Al #1	96762
Davies, Sam #4	96923
Swan Pond, Inc #1	97181
Detherage #7 (Detherage, J T #7)	97213
Main, John #3	97420

Falls Field
Whitley County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the CH Development #1 well at the subsurface depth of 1,322 feet (the location of which well is contained in Well Permit Number 98101) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga Shale Formation as found in the CH Development #1 well as at a subsurface depth of 1,944 feet (the location of which is contained in Well Permit Number 98101).

Well Name	Permit #
C H Development #1	98101
C H Development #5	98102
C H Development #4	98391
C H Development #3	98485
C H Development #6	98634
C H Development #2	99274

6

Gausdale Field
Whitley and Knox Counties, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the James Mills et al #1 well at the subsurface depth of 1,492 feet (the location of which well is contained in Well Permit Number 98470) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga  Shale Formation as found in the James Mills et al #1 well as at a subsurface depth of 2,106 feet (the location of which is contained in Well Permit Number 98470).

Well Name	Permit #
Hensley, R. #1 (Hensley, Roy #1)	69283
Clark, J. #1 (Clark, Jack #1)	69339
Siler, WW #1 (Siler, Herbert and Willard #1)	69050
Smith Heirs-Sears (Smith Heirs-Sears Unit #1)	68778
Siler, J.E. #1 (James & Willard Siler/Miller/Hill/Mays Unit #1)	68419
Perkins, K. #1 (Perkins, Kyle #1)	69199
Brown, R. #1 (Brown, Robert L #1)	71783
Siler, W. #1 (Siler, Willard Et Al #1)	71511
Brown, R. L. #3 (Brown, Robert L Et Al #3)	72224
Croley, G. #1 (Croley, Glen Et Al #1)	71893
Hensley, R. #2 (Hensley, Roy Et Al #2)	72130
Clark, J. #2 (Clark, Jack #2)	72408
A. Bennett #1 (Bennett, Alvin Et Al #1)	72035
Smith Heirs #2	72036
Ray Hill #1 (Hill, Ray Et Al #1)	71998
Smith-Johnson (Donald Smith, Fred, Howard & Jeff Johnson Unit #1)	50739
Mackey-Elswick #1 (Mackey, Jasper-Elswick, John Unit #1)	68926
Mackey, J. #1 (Mackey, Jasper #1)	68887
Robert L. Brown #2 (Brown, Robert L #2)	71782
Crabtree 1 (Crabtree, Alfred Et Al #1)	72225
S. Hill #4 (Hill, Sammy #4)	70954
W. Siler 2	72227
Henry Siler 1	68885
Hill, S. #5 (Hill, Sammy Et Al #5)	71999
Wynn, Willard #1 (Wynn, Willard Et Al #1)	72128
Teague, S. #1 (Teague, Stanley #1)	69661
Teague-Horsley-Lawson	49958
Stanley Teague 2 (Teague, Stanley-Bennett, James-Davis, Gladys #2)	69662
Chandler, R. #1 (Chandler, Raymond Et Al #1)	71822
Hill, S. #2 (Hill, Sammy #2)	69051
Bunch Heirs	71781

7

Well Name	Permit #
Otto Gambrel #2	72198
P. Hodge #1	68031
HodgePartinJohnson (Hodge, Pauline-Partin, Denver-Johnson, Warren #1)	69045
Clyde Terrell #2	72418
Goodwin, Charles #1 (Goodwin, Charles Et Al #1)	72431
Hill, R. #3 (Hill, Ray Et Al #3)	72449
Reeves, James #1 (Reeves, James Et Al #1)	74247
Carl Wilder # 1	72406
Hamblin, Mont #1 (Hamblin, Mont Et Al #1)	74271
Otto Gambrel #1	74324
Miles, John #1 (Miles, John Et Al #1)	74323
Calvin Wilson #1 (Wilson, Calvin Et Al #2)	74312
Calvin Peace (Peace Heirs Et Al #1)	74283
Clyde Pence #1 (Pence, Clyde D #1)	74282
G.B. Hendrickson (Hendrickson, G B Et Al #1)	74348
Johnson, Howard (Johnson, Howard F #1)	72448
Powers, Albert #1 (Powers, Albert Et Al #1)	74313
Louisa Hill #1 (Hill, Louisa Et Al #1)	74376
Loyal Hill #1 (Hill, Loyal Et Al #1)	74281
Cecil Mackey #1	75304
Myrtle Wood #1	75436
‘Chandler, Raymond #2 (Chandler, Raymond Et Al #2)	75067
Willard Hubbs #1(Hubbs, Willard Et Al #1)	75399
Sharp #2(Sharp, Clifford #2)	75572
Sharp #3(Sharp, Clifford #3)	75571
Frank Berry #1(Berry, Frank Et Al #1)	75642
Magline Decker #1(Decker, Magline Et Al #1)	75739
Dorman Helton #1(Helton, Dorman Et Al #1)	75352
Emma Woods #1(Woods, Emma #1)	75986
Clark, J. #3(Clark, Jack Et Al #3)	75200
lucy Lawson #1(Lawson, Luck Et Al #1)	76019
Clyde Terrell #3(Terrell, Clyde #3)	76025
Otto Gambrel #3(Gambrel, Otto Et Al #3)	76022
Kathleen Mackey #2(Mackey, Kathleen #2)	76024
Elmer Cox #1(Cox, Elmer #1)	75989
Milford Monhollen #1(Monhollen, Milford Et Al #1)	76061
Mays 1(Mays, Carrie #1)	76084
Gatliff #1(Gatliff Heirs #1)	76023
B. Hill #1(Hill, Bertha Et Al #1)	76133
Ola Miller (Miller, Ola Et Al #1)	76110
Mackey #3(Mackey, Kathleen #3)	76060
Earl Campbell #1(Campbell, Earl Et Al #1)	76135
Branum #1(Branum, Arthur Et Al #1)	76134

8

Well Name	Permit #
Otis Mays #1(Mays, Ottis #1)	76109
Jerome Hill #1(Hill, Jerome #1)	76186
Gatliff #2(Gatliff Heirs #2)	76185
Terry Forcht #1	76149
Clark 1(Clark, Buford #1)	68418
W. Siler #3(Siler, Willard Et Al #3)	77278
Wilder, Carl # 2	77408
Virgie Faulkner #1(Faulkner, Virgie #1)	75567
Henry Bryant #2(Bryant, Henry Et Al #2)	75566
E. Mayne 1(Mayne, Ernest H #1)	81358
JE Smith(Smith, James Eli #1)	81419
E. Elliott 2(Elliott, Ernest A #2)	81602
Harris 1(Waddell, Roscoe Et Al #1)	75690
Foley 1(Foley, Arthur Et Al Unit #1)	82106
Eugene Clark #7(Clark, Egune W Et Al Unit #1)	82334
J. Collingsworth #1(Collingsworth, Jerry #1)	82582
June Dixon #1(Dixon, June #1)	82726
J. Patrick #1(Patrick, Joe #1)	83128
J.Collingsworth #2(Collinsworth, Jerry #2)	82984
Jackson #3(Jackson, Lemuel Et Al Unit #3)	83556
M. Campbell, Etal #1(Campbell, Mary Sue Et Al #1)	84798
Ray Hyatt #2(Hyatt, Ray Et Al #2)	86565
Buford Clark #2(Clark, Buford Et Al #2)	86566
Grace Rice(Rice, Grace Et Al #1)	86600
J.E. Faulkner(Faulkner, JE #1)	86723
Tommy Gambrel #1(Grambrel, Tommy #1)	87709
Roy Partin, Etal #1(Partin, Roy #1)	89764
Owen Gray #1(Gray, Owen #1)	88024
Jack Foley #1	89383
Roberta Evans #1	89541
Forcht #10(Forcht, Terry Et Al #10)	89669
Daugherty Mackey (DP)	81276
Ruby Engle(Engle, Ruby #1)	80939
Daughtery-Elliot #3(Elliot, Ernest Et Al Unit #3)	82110
Amie Engle, Etal #1(Engle, Amie Et Al #1)	82569
Grant #1 (DP)	82301
Wentzloff-T. Gambrell(Gambrell, Tommy #1)	82451
Forcht 1-A(Forcht, Terry Et Al #1)	82525
Carter (DP)	82341
Denvil Moore (DP)(Moore, Denvil Unit #1)	82741
Detherage(Detherage, John Et Al Unit #1)	82583
T. Sears (DP)(Sears, Terry #1)	82616
Forcht 5 (DP)	82745
TERREL #2 (DP)	82914

9

Well Name	Permit #
J. Walters (DP)	82570
Ola Miller (DP)	83306
Toy Ferguson(Ferguson, Toy C Et Al #1)	82952
Jackson #1 & #2	82888 82927
Waligorski #3(Waligorski, William #3)	82928
Waligorski #4(Waligorski, WM #4)	83108
JW Johnson (DP)(Johnson, J Wesley II #1)	77566
Perkins-Wentz (DP)(Perkins, Kyle #2)	70668
Decker-Magline #2(DP)(Decker, Magline Et Al #2)	75845
J. Patrick #2(Patrick, Joe #2)	84012
Ralph Hill 1 (DP)(Hill, Ralph Et Al #1)	73175
Wynn # 2 (DP)	84013
Meachum 1	84488
Keith Sears #1(Sears, Keith #1)	84720
Richmond #1 (DP)	84686
Wynn # 1 (DP)	82887
Carr 1(DP)(Carr, Robert #1)	92618
FUQUA #1&2	85607
Fred & Nancy Jones #1(Jones, Fred & Nancy #1)	85606
Arnold Warfield #1(Warfield, Arnold & Cleo Et Al #1)	85661
J. Warfield #1-Unit(Warfield, Junior L & Arrie Et Al Unit #1)	85662
Wayne Smith(Smith, Wayne & Ella #1)	85677
Jones Penn 1(Johns, Thelma & Penn, Beula Et Al Unit #1)	85751
Terry Forcht #9(Forcht, Terry Et Al #9)	85752
William H.Jones #1(Jones, William H Et Al Unit #1)	86252
Powers #1(Powers, James Et Al #1)	86254
Nona Partin	86262
Rutherford(Rutherford, Kenneth & Thelma #1)	86424
Ray Hyatt #1(Hyatt, Ray Et Al #1)	86256
Faulkner(Faulkner, John Thomas Et Al #1)	86613
Lloyd Henderson(Henderson, Lloyd Et Al #1)	87710
Johnson #1(Johnson, William #1)	88029
Dan McAvoy #1(McAvoy, Dan #1)	88028
Holdstock #1(Holdstock, Michael Et Al Unit #1)	88027
Whitley Co Board Of Edu(Whitley County Board of Education #1)	87118
A.L. Phipps(Phipps, A.L. #1)	87172
A.L. Phipps #2(Phipps, A.L. #2)	87172
Bill Mayne #1(Mayne, Bill #1)	90298
Joe Patrick #1(Patrick, Joe #1)	91385
Mary Campbell #1(Campbell, Mary #1)	91474
Emmanuel Jackson #1	91402
Reed Helton #1(Helton, Reed #1)	91367
Bill Helton #1(Helton, Bill #1)	91261

10

Well Name	Permit #
Mike & Delbert Helton #1(Helton, Mike & Delbert #1)	91403
Delbert Cooper #1(Cooper, Delbert #1)	91383
Raleigh Engle #1(Engle, Raleigh #1)	91484
Kenneth Engle #1(Engle, Kenneth #1)	91382
Leon Watson #1(Watson, Leon #1)	91485
Wilburn #2	91578
Mike & Bill Helton #1(Helton, Bill & Mike #1)	91532
Emmanuel Jackson #2	91521
Kenneth Engle #2(Engle, Kenneth #2)	91836
Roger Engle(Engle, Roger #1)	91739
Garrison et al(Garrison, Matt, Doyle Rutherford, Herm #1)	91848
Gambrell Lawson #1(Gambrell, Tommy and Shirley Lawson #1)	91827
Brown, Howard & Cheryl #1	92760
H. Engle(Engle, Henry #1)	91520
Myrtle Davis(Davis, Myrtle #1)	92257
Curtis Branum #1	95377
Calvin Wynn #1(Wynn, Calvin #1)	95752
Dan McAvoy #2(McAvoy, Dan #2)	95827
Buford Clark #3(Clark, Buford #3)	97227
Martin Hubb #1(Martin-Hubbs #1)	97335
Hershell Mills #1(Mills, Hershell #1)	97680
Lonzo Mills #1(Mills, Lonzo #1)	97679
Roger Wells #1(Wells, Roger #1)	97972
James Mills #1	98366
James Mills ETAL #1	98470
Jerry Collinsworth ETAL #1	98750

11

Mackey Bend Field
Whitley and Knox Counties, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the Paul Stewart #1 well at the subsurface depth of 1,335 feet (the location of which well is contained in Well Permit Number 79454) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga Shale Formation as found in the Paul Stewart #1 well as at a subsurface depth of 2,078 feet (the location of which is contained in Well Permit Number 79454).

Well Name	Permit #
McCreary, Jack #1	79398
McCreary, Jack #2	79412
Partin, Jack Unit #1	79469
Shields, Gary #1	79470
Stewart, Paul #1	79454
Oxendine, William #1	79480
Stewart, Paul #2	79422
Stapelton, Don Unit #1	79486
Brooks, Steve Unit #1	79476
Wilson, Ernest #1	79487
Wilson, Ernest #2	79488
Bryant, Brenda Unit #1	81138
Branum, E.J. Unit #1	79475
Gambrel, Tommy #3	79251
Gambrel, Tommy #4	79252
Gambrel, Tommy Unit #5	79465
Mays, Reese Unit #1	79459
Partin, Jack Unit #2	81224
J. Dixon #1	82966
COGC/CAIN	See Note

Smepa Field
Bell, Clay, Leslie and Knox Counties, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Maxon Formation as found in the Smepa #80 well at the subsurface depth of 2,736 feet (the location of which well is contained in Well Permit Number 96407) and 100 feet below the stratigraphic equivalent of the base of the Corniferous Formation as found in the Smepa #80 well as at a subsurface depth of 3,785 feet (the location of which is contained in Well Permit Number 96407).

Well Name	Permit #
Smepa #1(South Mississippi Electric Power Assoc #1)	86005
Smepa #2(South Mississippi Electric Power Assoc #2)	86004

12

Well Name	Permit #
Smepa #3(South Mississippi Electric Power Assoc #3)	86079
Smepa #10(South Mississippi Electric Power Association #10)	88502
Smepa #21(South Mississippi Electric Power Assoc #21)	88520
Smepa #22(South Mississippi Electric Power Assoc #22)	88462
Smepa #24(South Mississippi Electric Power #24)	87675
Smepa #25(South Mississippi Electric Power Assoc #25)	88153
Cabot #2(South Mississippi Electric Power Association #2)	44430
Cabot #4(South Mississippi Electric Power Co #4)	44431
CABOT #6(South Mississippi Electric Power Assoc #6)	45094
Cabot #8(South Mississippi Electric Power Association #8)	45270
Cabot # 11	46654
Riley # 14	55516
Riley # 15	58995
Smepa #42(South Mississippi Electric Power Assoc #42)	91894
Smepa #44(South Mississippi Elec Power Assoc #44)	92019
Smepa #9(South Mississippi Elec Power Assoc #9)	92021
Smepa #26 A(South Mississippi Electric Power Assoc #26A)	93209
Smepa # 28A(South Mississippi Electric Power Assoc #28A)	93213
Smepa #31A(South Mississippi Electric Power Assoc #31A)	93212
Smepa #32A(South Mississippi Electric Power Assoc #32A)	93211
Smepa #33A(South Mississippi Electric Power Assoc #33A)	95585
Smepa #47(South Mississippi Power & Electric #47)	95629
Smepa #48(South Mississippi Electric Power #48)	93576
Smepa #29A(South Mississippi Electric Power Assoc #29A)	93803
Smepa #49(South Mississippi Electric Power Assoc #49)	93802
Smepa #50(South Mississippi Electric Power Assoc #50)	93800
Smepa #51(South Mississippi Electric Power Assoc #51)	93801
Smepa #43A(South Mississippi Electric Power Assoc #43A)	94270
Smepa #53(South Mississippi Electric Power Assoc #53)	95565
SMEPA #54(South Mississippi Electric Power Assoc #54)	96981
Smepa #55(South Mississippi Electric Power Assoc #55)	94388
Smepa #60(South Mississippi Electric Power Assoc #60)	94637
Smepa #35A(South Mississippi Electric Power Assoc #35A)	94710
Smepa #61(South Mississippi Electric Power Assoc #61)	94765
Smepa #64(South Mississippi Power & Electric #64)	94925
Smepa #65(South Mississippi Power & Electric #65)	94926
Smepa #63(South Mississippi Power & Electric #63)	94824
SMEPA #67(South Mississippi Power & Electric #67)	95003
SLUSHER HEIRS, GEORGE #1(Slusher, George Heirs #1)	94403
Smepa #62(South Mississippi Electric Power Assoc #62)	94823
SMEPA #68(South Mississippi Power & Electric #68)	95389
Smepa #46(South Mississippi Power & Electric #46)	95628
Smepa #34A(South Mississippi Electric Power Assoc #34A)	94400
SMEPA #69(South Mississippi Power and Electric #69)	95526

13

Well Name	Permit #
SMEPA #70(South Mississippi Power & Electric ET A #70)	95900
SMEPA #72(South Mississippi Electric Power Assoc #72)	96246
SMEPA #73(South Mississippi Electric Power Assoc #73)	96345
SMEPA #75(South Mississippi Electric Power Assoc #75)	96402
SMEPA #76(South Mississippi Electric Power Assoc #76)	96403
SMEPA #77(South Mississippi Electric Power Assoc #77)	96404
SMEPA #78(South Mississippi Electric Power Assoc # 78)	96405
SMEPA #80(South Mississippi Electric Power Assoc #80)	96407
SMEPA #82(South Mississippi Electric Power Assoc #82)	96487
SMEPA #83(South Mississippi Electric Power Assoc #83)	96484
SMEPA #84(South Mississippi Electric Power Assoc #84)	96485
SMEPA #85(South Mississippi Electric Power Assoc #85)	96501
SMEPA #86(South Mississippi Electric Power Assoc #86)	96515
Smepa #90(South Mississippi Electric Power Assoc #90)	96906
Smepa #91(South Mississippi Electric Power Assoc #91)	97105
Smepa #92(South Mississippi Electric Power Assoc #92)	97073
Smepa #93(South Mississippi Electric Power Assoc #93)	97114
Smepa #94(South Mississippi Electric Power Assoc #94)	97136
Smepa #91A(South Mississippi Electric Power Assoc #91A)	97544
Smepa #95(South Mississippi Electric Power Assoc #95)	97783
Smepa #97(South Mississippi Electric Power Assoc #97)	98118
Smepa #98(South Mississippi Electric Power Assoc #98)	98119
Smepa #101(South Mississippi Electric Power Assoc #101)	98120
Smepa # 102(South Mississippi Electric Power Assoc #102)	98121
Smepa #100(South Mississippi Electric Power Assoc #100)	98268
Smepa #104(South Mississippi Electric Power Assoc #104)	98269
Smepa #103(South Mississippi Electric Power Assoc #103)	98368
Smepa #105(South Mississippi Electric Association #105)	98369
Smepa #108(South Mississippi Electric Power Associa #108)	98370
Smepa #99(South Mississippi Electrical Power Ass #99)	98471
Smepa #112(South Mississippi Electrical Power Ass #112)	98640
Smepa # 110(South Mississippi Electric Power Assoc #110)	98752
Smepa #113(South Mississippi Electric Power Assoc #113)	98778
Smepa #117(South Mississippi Electric Power Assoc #117)	98779
Smepa #118(South Mississippi Electric Power Assoc #118)	98799
Smepa # 106(South Mississippi Electric Power Assoc #106)	99001
Smepa #115(South Mississippi Electric Power Assoc #115)	99002
Smepa #116(South Mississippi Electric Power Assoc #116)	99003
Smepa #119(South Mississippi Electric Power Assoc #119)	99101
Smepa #96(South Mississippi Electric Power Assoc #119)	99101

14

Mudd Creek and South Addington Field
Whitley County, Kentucky and Campbell County, Tennessee

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Maxon Formation as found in the Windle et al #8 well at the subsurface depth of 2,146 feet (the location of which well is contained in Well Permit Number 100117) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga Shale Formation as found in the Windle et al #8 well as at a subsurface depth of 2,936 feet (the location of which is contained in Well Permit Number 100117).

Well Name	Permit #
Vann	27886
Shelton Norton #1	76119
BurtonFloyd #1(Floyd, Burton #1)	73409
George Walden #1(Walden, George Ed #1)	76321
Jim Bowman Etal #1	76397
J.L. Cooper #1	76358
BurtonFloyd #3(Floyd, Burton #3)	76430
Robert Lawson #1	76464
Shelton Norton #2	76431
George Walden #2(Walden, George Ed #2)	76587
Charles Davis #1(Davis, Charles R #1)	76625
Walter Carroll #1(Carroll, Walter L #1)	76524
Charles Prewitt #1(Prewitt, Charlie #1)	76709
Walter Carroll #2	76690
Gary Canada #1	76987
Calvin Lawson #2	76867
Emmanuel Smith #1(Smith, Emanual #1)	77067
Willard Reynolds #1	77048
Charles C. Smith	77202
Ira Goley #1	77245
Thomas Brown #2	28455
James Clawson #1	84269
James Clawson #2	84270
Otis Bryant #1A(Parrot, Buck Et Al #1)	84351
Parrott-Mountjoy(Parrot, Buck)	84459
Hue Perkins #1(Perkins, Hugh Et Al #1)	8678
John Perkins #2(Perkins, John Et Al #2)	8714
Karis Loving #1A	84590
ChamberCornett #1(Chambers, Dean & Cornett, John #1)	84371
John Cornett Et al #1	8701
Mattie A. Brown #2(Ahler, Mattie Brown #2)	85269
George Jones #1(Jones, George Et Al #1)	85689
Isham Lawson Heirs #1	88325

15

Well Name	Permit #
CUMBERLAND TIMBER #1	96186
CUMBERLAND TIMBER #2	96380
CUMBERLAND TIMBER #3	96182
CUMBERLAND TIMBER #4	96381
CUMBERLAND TIMBER #5	96508
CUMBERLAND TIMBER #6	96559
CUMBERLAND TIMBER #7	96560
Cumberland-Harlan (old well)	79590
Windle — Cumberland Timbers #9	97052
Darryl Centers #1	97033
James Woodward #1	99169
Billy Woodward #1	99220

North Addington Field
Harland and Leslie Counties, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the Jamie Corum et al #1 well at the subsurface depth of 3,281 feet (the location of which well is contained in Well Permit Number 99808) and 100 feet below the stratigraphic equivalent of the base of the Corniferous Formation as found in the Jamie Corum et al #1well as at a subsurface depth of 4,395 feet (the location of which is contained in Well Permit Number 99808).

Well Name	Permit #
Addington Exploration Co, LLC NADD #6	96581
Addington Exploration Co, LLC NADD #7	96580
Addington Exploration Co, LLC NADD #5	96907
Addington Exploration Co, LLC NADD #8	96908
Addington Exploration Co, LLC NADD #9	96909
NADD #1	97439
Addington Exploration Co, LLC NADD #2	97440
NADD #3	97441
Addington Exploration Co, LLC NADD #10	97462
Addington Exploration Co, LLC NADD #11	97463
NADD #14	98502
NADD #15	98177

16

Canadatown Field
Whitley County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the Mountjoy/Faulkner #5 well at the subsurface depth of 1,068 feet (the location of which well is contained in Well Permit Number 78424) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga Shale Formation as found in the Mountjoy/Faulkner #5 well as at a subsurface depth of 1,660 feet (the location of which is contained in Well Permit Number 78424).

Well Name	Permit #
A.&M. Bryant(Bryant, Arthur # 1)	61950
D. Walker (Bryant, Elmer-Walker, David Unit #348)	68509
Ronald Shupe #1	66798
Albert Ellis #1 (Ellis, Albert Heirs #1)	67829
Ralph Williams #1	67874
Homer Hart #1	68195
Bob Massey #1	68470
J.M. Meadors #1	69019
Ralph Williams #2 (Williams, Ralph & Williams, Webster #2)	68928
L.B. Ellis #1 (multiple wells)	69124
Frank Patrick #1	69018
Albert Ellis #2, (multiple wells)	67873
Edward Walker #1	69817
Otto Sulfridge #1	70560
Ernest Cupp #2	70525
E.H. Meadors #1	70710
Frank Cassidy #2	71086
Frank Patrick #2	71168
Bobby J. Petery # 1	71532
Ronald Shupe #4	71680
Homer Hart #3	71745
Charles Cox #1	73139
Edgar Meadors #1	73302
Clyde E. Meadors #1 (Meadors, Clyde #1)	73482
Nola Harris #1 (Harris, Nola Et Al #1)	72423
Lowell Prewitt #1	73287
Oscar Hinkle #1	72763
B.D. Sedam #1 (Sedam, Billy D #1)	72963
Ernest Cupp #3	72695
Oscar Hinkle #2	72705
Leonard Petery #1	73602
Homer Hart #6	73008
HelmBeckstrom #3 (Helm, WM & Beckstrom, Gary #3)	73254

17

Well Name	Permit #
HelmBeckstrom #4 (Helm, WM & Beckstrom, Gary #4)	73255
HelmBeckstrom #5	73306
Goldie Canada #2	73725
James Brown #1	73645
Goldie Canada #1	73724
Edgar Meadors #2	73777
Robert Byrd #1 (Byrd, Robert D #1)	74325
E. Worley Heirs #1 (Worley, Everette Heirs #1)	74530
David Skeens #1 (Skeen, David A #1)	75926
E. Worley Heirs #2 (Worley, Everett Heirs #2)	85772
MountJoyFaulkner #4	78307
MountJoyFaulkner #5	78424
MountJoyFaulkner #7	85820
MountJoyFaulkner #10	79250
MountJoyFaulkner #11	79338
Bryant #1 (Champ)	74206
Marsee #1 (Marssee Heirs #1)	70565
Marsee #2	79700
Marsee #3	80714
Cumberland Minerals #1	16615
Marsee #4 (Marsee, James #4)	95457
Marsee #5	95778
Erma Sublett #2	97279

South Addington Field
Whitley County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Maxon Formation as found in the Windle et al #8 well at the subsurface depth of 2,146 feet (the location of which well is contained in Well Permit Number 100117) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga Shale Formation as found in the Windle et al #8 well as at a subsurface depth of 2,936 feet (the location of which is contained in Well Permit Number 100117).

Well Name	Permit #
CUMBERLAND TIMBER #1	96186
CUMBERLAND TIMBER #2	96380
CUMBERLAND TIMBER #3	96182
CUMBERLAND TIMBER #4	96381
CUMBERLAND TIMBER #5	96508
CUMBERLAND TIMBER #6	96559
CUMBERLAND TIMBER #7	96560
Cumberland-Harlan (old well)	79590

18

Well Name	Permit #
Windle — Cumberland Timbers #9	97052
Darryl Centers #1	97033
James Woodward #1	99169
Billy Woodward #1	99220

Sugar Creek Field
Clay County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the Maude Napier #4 well at the subsurface depth of 1,856 feet (the location of which well is contained in Well Permit Number 90550) and 100 feet below the stratigraphic equivalent of the base of the Corniferous Formation as found in the Maude Napier #4 well as at a subsurface depth of 2,671 feet (the location of which is contained in Well Permit Number 90550).

Well Name	Permit #
Bige Collett #1	84283
Jackie Smith #1	84637
Halcomb #1	84583
Taft Napier #2	85087
Roy Smallwood #1	85440
Leroy Blackburn #1	85442
Taft Napier #3	85441
Wagers-Ledford #1	84310
Rosen & Croner #1	86313
Maudie Napier # 4	90550
Randall Wagers # 2	91077
Vivian Wagers # 1	91244
Maudie Napier # 5	91315
Nieman-Nolan # 1	91316
Wagers-Griffin #1	91404

Spruce Creek Field
Whitley County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the W.P. Anders #1 well at the subsurface depth of 1,038 feet (the location of which well is contained in Well Permit Number 78614) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga Shale Formation as found in the W.P. Anders #1 well as at a subsurface depth of 1,756 feet (the location of which is contained in Well Permit Number 78614).

Well Name	Permit #
Fudold, Via	77479

19

Well Name	Permit #
Roaden OG #1	77481
T. Roaden	77482
Roaden, Scott #2	77616
Roaden, Ova G. #4	77664
Smith, S.F. #1	77802
Fudold, John #1	77479
Roaden, Scott #1	77615
Matt Patterson	77816
SMITH, SF #2	77872
Knuckles, Julia #1	77902
Smith, Roscoe #1	77835
Powers Fore	77904
Callihan/Patterson #1	77937
Shackleford, Henry #1	77663
Roaden, Scott #3	77673
Baily, Sam #1	77703
Baily, Sam #2	77732
Gibbs, Nate #1	77764
Kathleen Hart	77874
Anders, W.P. #1	78614
Philpot, Rita	79336
Hamblin, T.	51361
McKeehan, Emby #1	76090
McKeehan, Emby #2	76156
Veach, Buthel	76273

Mountain Field
Whitley County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the Nami/Humfleet #1 well at the subsurface depth of 1,753 feet (the location of which well is contained in Well Permit Number 94115) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga Shale Formation as found in the Nami/Humfleet #1 well as at a subsurface depth of 2,383 feet (the location of which is contained in Well Permit Number 94115).

Well Name	Permit #
ROBERTS-BRYANT-WILSON #1(Roberts)	67373
Durham 2&5	63995
Durham #4(Lee G. & Janice Durham #4)	64961
Rains #1(Rains, Joe #1)	67744
Rains #4(Rains, Joe #4)	68416
Joe Rains #2 & #3	67743
Nami/Humfleet #1(Humfleet, George #1)	94115

20

Well Name	Permit #
Humfleet, George #2(Humfleet 2 (4))	94116
Humfleet,George & Brewer, Randall #3(Humfleet 3)	94295

Wofford Field
Whitley County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the Aurthur Tuggle #1 well at the subsurface depth of 1,110 feet (the location of which well is contained in Well Permit Number 64680) and 100 feet below the stratigraphic equivalent of the base of the Big Lime Formation as found in the Aurthur Tuggle #1 well as at a subsurface depth of 1,330 feet (the location of which is contained in Well Permit Number 64680).

Well Name	Permit #
Reaves, C. #1	64554
Tuggle, A. #1	64680
Brooks, O. #1	65741
Brooks, O. #2	65740
Siler, J. #1	64952
Teague-Cox #2	68552
R. Brooks #2	68457
Lawson	68312
McKeehan	71084
Gabbard-Tharpe	72589
Joe Brown	73690
R. Brooks #4	72859
Bryant, William #1	74184
D. Shupe #1	74303
Stanley, Bertha #1	74179
Brooks #1	79639

Maple Creek Field
Whitley County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the B.T. Land #14 well at the subsurface depth of 1,531 feet (the location of which well is contained in Well Permit Number 77898) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga Shale Formation as found in the B.T. Land #14 well as at a subsurface depth of 2,192 feet (the location of which is contained in Well Permit Number 77898).

Well Name	Permit #
B.T. Land Development #1	77864
B.T. Land Development #4	77867
B.T. Land Development #9	77894

21

Well Name	Permit #
B.T. Land Development #14	77898
B.T. Land Development #13	77934
B.T. Land Development #2	77865
B.T. Land Development #7	77892
B.T. Land Development #8	77893
B.T. Land Development #12	77897
B.T. Land Development #10	77895
B.T. Land Development #11	78975
B.T. Land Development #16	79324
B.T. Land Development #17	79207
Ranger Oil and Gas #1	70217
Ranger Oil and Gas #2	70218
Boyd, David #1	78942
Robinson, JT #1	78781
Sandlin, Sylvia #1	79191
Watson, Buford #1	79193
Houseman, Katherine #1	79189
Houseman, Katherine #2(Housman, Kathern Unit #2)	79299
Gambrel, Tommy #1(Gambrell, Tommy #1)	78675
Gambrel, Tommy #2(Gambrell, Tommy #2)	78676
B.T. Land Development #6	77891

Flinn Heirs Field
Clay County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the Flinn Heirs #3 well at the subsurface depth of 1,137 feet (the location of which well is contained in Well Permit Number 79397) and 100 feet below the stratigraphic equivalent of the base of the Corniferous Formation as found in the Flinn Heirs #3 well as at a subsurface depth of 2,023 feet (the location of which is contained in Well Permit Number 79397).

Well Name	Permit #
Flinn Heirs #2	79396
Flinn Heirs #3	79397
Flinn Heirs #5 (multiple wells)	79478
Flinn Heirs #6	79453
Flinn Heirs #7	80052
Flinn Heirs #8	80053
Flinn Heirs #10	80055
Flinn Heirs #11	80056
Kelly Elihue (Kelly, Elihue Unit #1)	79468
Bowling, Sarah #1	79325
Spurlock, Woodrow (Spurlock, Woodrow Unit #1)	79373

22

Well Name	Permit #
Spurlock, Dave (Spurlock, David #1)	77075
Stewart, Mark #1 (Stewart, Mark & Wilson, Ralph #1)	79253
Davidson, Clay (Davidson, Clay #1)	79020
Ralph Wilson #1	77940

Jellico Creek Field
Whitley and McCreary Counties, Kentucky and Campbell County, Tennessee

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the James  Fraley #1 well at the subsurface depth of 1,280 feet (the location of which well is contained in Well Permit Number 70785) and 100 feet below the stratigraphic equivalent of the base of the Chattanooga Shale Formation as found in the James Fraley #1 well as at a subsurface depth of 1,855 feet (the location of which is contained in Well Permit Number 70785).

Well Name	Permit #
Henry Phillips #1	50922
E. Rose #1	49769
A. Higginbotham #2	59925
Leonard Taylor #2(Taylor, Leonard #1)	51569
Hayward Taylor #2	60122
Ola Shelley #1	48457
Prince Meadors #1	51028
Georga Brown #1(Brown, George #1)	48813
Milton Criscillas #1	48814
Hugh Finley #1	54817
Leo Meadors #2	53060
Milton Criscillas #2	54816
Mac Begley #1	51437
Calestine Meadors #1	53587
Harold Campbell #1(Campbell, Allie #1)	51838
Ed Campbell #1	55817
George Brown #2	56509
George Brown #3	56700
Ben Patrick #1	56147
Marguerite Smith #1(Smith, Marguerite #1)	63233
Baird,Shelley #1(Baird, Herbert #1)	64238
Andy Begley #1	64186
James Fraley #1	70785
West Coal #2(West, Rose & Lay, Sharon & Baldwin, Alice #2)	66509
Milton Criscillas #3	84067
B. Philpot #1(Philpot, Bobby #1)	85102

23

Well Name	Permit #
Ronald Giles Etal #1	8754
Ronald Giles Etal #2	8750
Leo Meadors # 1	51029

Lewis Heirs Field
Bell County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Maxon Formation as found in the Lewis Heirs #11B well at the subsurface depth of 1,750 feet (the location of which well is contained in Well Permit Number 98358) and 100 feet below the stratigraphic equivalent of the base of the Corniferous Formation as found in the Lewis Heirs #11B well as at a subsurface depth of 2,753 feet (the location of which is contained in Well Permit Number 98358).

Well Name	Permit #
LEWIS HEIRS #17	95028
LEWIS HEIRS #25(Lewis, WE Heirs #25)	95584
LEWIS HEIRS #21(Lewis, WE Heirs #21)	96688
LEWIS HEIRS #23(Lewis, WE Heirs #23)	96500
LEWIS HEIRS #26(Lewis, WE Heirs #26)	96510
DONNA SMITH #1	96509
LEWIS HEIRS #27(Lewis, WE Heirs #27)	96498
LEWIS HEIRS #19(Lewis, WE Heirs #19)	95642
LEWIS HEIRS #30	97053
LEWIS HEIRS #29	97042
DONNA SMITH #2(Smith, Donna E #2)	97180
Lewis Heirs #31	97209
Lewis Heirs #32	97194
Lewis Heirs #33	97195
LEWIS HEIRS #34	97196
Lewis Heirs #35	97210
DONNA SMITH #3	97235
DONNA SMITH #4	97211
DONNA SMITH #5	97212
DONNA SMITH #6	97269
LEWIS HEIRS #37	97278
LEWIS HEIRS #38	97416
LEWIS HEIRS #39	97268
GATLIFF - HOWARD #1	97417
GATLIFF - HOWARD #2	97418
Lewis Heirs #6B	97652
LEWIS HEIRS #1(Lewis, WE Heirs #1)	88570
LEWIS HEIRS #3	92087
LEWIS HEIRS #4	92258
LEWIS HEIRS #9	92621

24

Well Name	Permit #
Lewis Heirs #10	98163
Lewis Heirs #11B	98358
Lewis Heirs #12B	98625
Lewis Heirs #13B	98150
Lewis Heirs #14B	98266
Lewis Heirs #7B	97658
LEWIS HEIRS #8	97653
Tope/Owens(Tope-Owens #1)	98131
Tope Owens - LH #1(Tope-Lewis #1)	98132
LEWIS HEIRS #15(Lewis Heirs #14B)	98267
Gatliff - Howard #6	98324
Gatliff - Howard #7	98339
Slusher, John #1	98342
Slusher, John #2	98341
Gatliff - Howard #5	98357
Lewis Heirs #16B	98444
Gatliff-Howard Et Al #3	98731
Gatliff Howard #4	99485
AY Evans etal #1	98980
Lewis Heirs #18B	98762
Lewis Heirs/Donna Smith #1	98788
Lewis Heirs #24B	98809
Edward Wilson Trust/LH #1(Lewis Heirs/Wilson #1)	98975
Edward Wilson Trust #1(Wilson, Edward Trust #1)	99000
Edward Wilson Trust #2	99463
Lewis Heirs #20	99351
Gatliff-Howard #9	99513
Gatliff-Howard #10	99546
Gatliff-Howard #11	99547
Lewis Heirs #40	99852
Lewis Heirs #28	98879
Fred Gregory #1	97113
Lewis Heirs #22	96486

25

Stinking Creek Field
Knox County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the William Hammons #1 well at the subsurface depth of 1,891 feet (the location of which well is contained in Well Permit Number 100129) and 100 feet below the stratigraphic equivalent of the base of the Corniferous Formation as found in the William Hammons #1 well as at a subsurface depth of 2,607 feet (the location of which is contained in Well Permit Number 100129).

Well Name	Permit #
Tommy Smith #1	97942
Southern Properties	98072

Prewitt Bend Field
Whitley County, Kentucky

Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the Ed Prewitt well at the subsurface depth of 1,190 feet (the location of which well is contained in Well Permit Number 59658) and 100 feet below the stratigraphic equivalent of the base of the Big Lime Formation as found in the Ed Prewitt well as at a subsurface depth of 1,400 feet (the location of which is contained in Well Permit Number 59658).

Well Name	Permit #
Ed Prewitt #1	59658
Sarah Richardson #2	58612
Sarah Richardson #1(Sarah and Wilma Richardson #1)	48050
Ed Prewitt #2	61490
Thomas Long #1	61900

26

SCHEDULE 2.09(c)(2)
PROVED UNDEVELOPED OIL AND GAS PROPERTIES

Proved Undeveloped Oil and Gas Properties shall mean all of the oil and gas leases in a field upon which are located the wells listed on Schedule 2.09(c)(1) or which are pooled and included in a Production Unit for such well, insofar as said leases cover acreage outside the Production Unit for such well and insofar as said oil and gas leases include those reserves which are within the Producing Strata for the field where such leases are located.

1

SCHEDULE 2.09(d)
OIL AND GAS PROPERTIES FOR WHICH
POST-CLOSING TITLE OPINIONS WILL BE PROVIDED

Lease		County	State
1.	SMEPA 085	BELL	KY
2.	SMEPA 029A	BELL	KY
3.	SMEPA 115	LESLIE	KY
4.	SMEPA 112	LESLIE	KY
5.	SMEPA 069	CLAY	KY
6.	COAL CREEK 14	ANDERSON	TN
7.	ASHER 028	BELL	KY
8.	HAMPTON 1	KNOX	KY
9.	SMEPA 094	BELL	KY
10.	SMEPA 049	BELL	KY
11.	LEWIS HEIRS 23	BELL	KY
12.	E WORLEY HEIRS 1	WHITLEY	KY
13.	ASHER 036	BELL	KY
14.	LEWIS HEIRS 37	BELL	KY
15.	ASHER 020	BELL	KY
16.	COAL CREEK 15	ANDERSON	TN
17.	ASHER 018	BELL	KY
18.	BROOKS O 1	WHITLEY	KY
19.	LEWIS HEIRS 38	BELL	KY

1

Lease		County	State
20.	NALLY-HAMILTON 6	KNOX	KY
21.	GATLIFF – HOWARD 1	BELL	KY
22.	VEACH BUTHEL	WHITLEY	KY
23.	SMEPA 010	BELL	KY
24.	LEWIS HEIRS 14B	BELL	KY
25.	ASHER 032	BELL	KY
26.	ASHER 033	BELL	KY
27.	LEWIS HEIRS 12B	BELL	KY
28.	B HEMBREE 1	KNOX	KY
29.	CMBRLND TMBR 05	HARLAN	KY
30.	EARNEST KING ET AL	KNOX	KY
31.	SMEPA 078	CLAY	KY
32.	SMEPA 001	LESLIE	KY
33.	SMEPA 113	LESLIE	KY
34.	MCKEEHAN EMBY 2	WHITLEY	KY
35.	CFC CONSTRUCTN/CM	WHITLEY	KY
36.	COAL CREEK 18	ANDERSON	TN
37.	SMEPA 117	KNOX	KY
38.	GATLIFF – HOWARD 5	BELL	KY
39.	RAY HYATT 1	KNOX	KY
40.	ASHER 014B	BELL	KY
41.	NAMI/HUMFLEET 1	WHITLEY	KY

2

Lease		County	State
42.	WHITE LOG JELICO 2	KNOX	KY
43.	E KING 2	KNOX	KY
44.	SMEPA 033A	LESLIE	KY
45.	SMEPA 009	BELL	KY
46.	BLEVINS 1	KNOX	KY
47.	CHANDLER R 2	WHITLEY	KY
48.	SMEPA 043A	BELL	KY
49.	EQUITABLE 1	KNOX	KY

3

SCHEDULE 7.05
LITIGATION

The Borrower and Subsidiaries do not anticipate that any of the following litigation or claims can reasonably be expected in the event of an adverse determination, individually or in the aggregate, to result in a Material Adverse Effect.  Nonetheless the Borrower makes the following disclosure concerning litigation and claims to the Lenders:

1.                                        James E. Francis v. Nami Resources Company, LLC; U.S. District Court, Eastern District of Kentucky, London Division; Case No. 6-04-CV-510-KKC.  Mr. Francis was an investor in two well-drilling programs conducted in 1999 and in 2000.  Mr. Francis invested approximately $1,600,000.00 in certain wells that were a part of the 1999 program.  Mr. Francis has asserted that he has not been provided accurate or sufficient information with regard to his investment in the drilling programs, and that he has not been compensated properly.  He has sought compensatory damages in an amount equal to his investment and unspecified punitive damages. Nami Resources Company, LLC (the “Company”) has absolutely denied those contentions, and it has asserted a counterclaim against the Plaintiff, inter alia, to recover certain production costs not paid by the Plaintiff.  The Company has also asserted that all of the parties’ claims should be submitted to arbitration pursuant to the terms of their agreements.  The Company has,  vigorously defend the action, and it will continue to do so.  The trial set in this matter for November 14, 2006 was continued on the Court’s own motion and has not been reset. A telephonic pre-hearing conference is set for January 3, 2007.

2.                                        Leonard K. Nave and Kentucky Natural Gas Service v. Majeed Saiedynami, Nami Resources, LLC, et al. Laurel Circuit Court, Division I, Civil Action No. 06-CI-1088.  The Plaintiffs in this action (the “New Action”) assert that Nami Resources Company, LLC (The “Company”) failed to perform a settlement agreement pursuant to which the parties settled all of the claims asserted in the litigation styled Leonard K. Nave, et al v. Majeed Saiedynami, et al., Laurel Circuit, Civil Action No. 02-CI-817 (the “Original Action”).  They also seek to reopen the Original Action in which the Plaintiffs claimed the Company breached certain written and oral contracts for the supply of natural gas to the Plaintiff, Kentucky Natural Gas and made certain tort claims against the Company. The damages sought in this action have not been quantified.  In the Original Action, the Company denied the existence of the alleged contracts on which the Original Complaint was based, and it further asserted that the Plaintiffs’ failure to perform prior contracts with the Company by failing to pay for any gas received from the Company was an absolute defense to the claims against the Company.

The Plaintiffs previously attempted to reopen the Original Action based on the same assertions of non-performance make.  The trial judge denied that motion and the Plaintiffs appealed.  That appeal is styled Leonard K. Nave and Kentucky Natural Gas Service, LLC v. Majeed Saiedynami and Nami Resources Company, LLC, Court of Appeals, Docket No. 2006-CA-000956. The Plaintiffs/Appellants did not file a brief, and the Company has moved the Court of Appeals to dismiss the appeal.

1

NRC intends to vigorously defend the New Action as it believes it has fully performed the settlement agreement.  The Company further believes, that this action should be dismissed as being barred by the doctrines of res judicata and collateral estoppel.

3.                                     Nami Resources Company, LLC (the “Company”) has been involved in an ongoing dispute with a significant lessor, Asher and Land and Mineral Company, Ltd. (“Asher”).  That dispute, includes claims by Asher that the Company did not correctly calculate the royalties paid to it and that the has Company otherwise failed to abide by certain terms of the leases relating to the coordination of oil and gas development with coal development.

On September 8, 2006, Asher filed a complaint to initiate an action styled Asher Land and Mineral, Ltd. v. Nami Resources Company, LLC, Bell Circuit Court, Civil Action No. 06-CI-00417.  In that action, Asher sought damages and rescission of its leases with the Company.  Before the Company filed a responsive pleading, Asher voluntarily withdrew its complaint and dismissed that action.

On December 15, 2006 Asher filed a new action styled Asher Land & Mineral, Ltd. v. Nami Resources Company, LLC, Bell Circuit Court, Civil Action No. 06-CI-00566. In that action Asher makes the same allegations as in the prior suit, and adds a claim for an undetermined amount of punitive damages.

4.                                   Jack Hall v. Nami Resources Company L.L.C., Bell Circuit Court, Civil Action Number 05-CI-00182. In this case, Mr. Hall, an elderly Bell County resident, seeks damages for alleged damage to a water well at his rental property which he claims was caused by NRC’s drilling activity. Plaintiffs have previously offered to settle for under $10,000.00, and NRC has countered by offering to drill him a new water well and pay a few hundred dollars nuisance payment. Inasmuch as NRC had an oil and gas lease from the mineral owner, a surface agreement from Mr. Hall, and a permit to lawfully drill at the place and time, it appears this case is one of non-liability and should be settled for a nuisance value, if not outright dismissed.

5.                                   Jeffrey Lynn Kelly v Nami Resources Company L.L.C. and Huntington Energy, Clay Circuit Court, Civil Action Number 04-CI-00343. This is a case where the heirs of Elihu Kelly (a gentleman named Rich Kelly) are seeking payment of back royalties allegedly due from the early ‘90s when this well was owned by Huntington Energy Corporation. There is no claim that NRC has not paid royalties since acquiring this well from Huntington, and it is believed that Huntington actually paid the royalties on this well, but because Huntington is no longer doing business, it has been difficult to reconstruct their payment history. However, from the production records we have reviewed, it appears that the amount of royalties involved for the time period in question are less than $2,500.00. Plaintiffs have offered to settle for less than $7,500.00. Since Mr. Kelly now performs some contract work for NRC, it is believed the case will be settled.

6.                                   James M. Skeen and Rita Skeen v Nami Resources Company L.L.C. Whitley Circuit Court, Civil Action No. 05-CI-00848. This is a case where the Plaintiff seeks to forfeit the lease and well (acquired from Huntington Energy Corporation) for failure to drill additional wells. There is a claim that an unspecified amount of royalties were missed for

2

a period of time going back to the Huntington Energy Corporation ownership. NRC views the amount of those royalties as being less than $5,000. This is in the Canadatown area and engineering indicates it would not be profitable to drill a new well.

3

SCHEDULE 7.06
ENVIRONMENTAL

NONE

1

SCHEDULE 7.12
INSURANCE

(The insurance certificate follows this page)

1

CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YY) 12/15/06
PRODUCER	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND
CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS
Acordia-Morristown, TN	CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE
628 East Morris Boulevard	AFFORDED BY THE POLICIES BELOW.
P.O. Box 1379
Morristown TN 37816-1379	COMPANIES AFFORDING COVERAGE
(423) 586-2002	COMPANY
INSURED	A New Hampshire Insurance Co.
COMPANY
Nami Resources Company, LLC; Ariana Energy, LLC;	B American Int’l South Ins. Co.
Trust Energy Company, LLC	COMPANY
14825 St. Mary’s Lane	C Illinois National Insurance Co.
Suite 100	COMPANY
Houston, TX 77079	D American Home Assurance Co.

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOT WITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES, LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO			POLICY EFFECTIVE	POLICY EXPIRATION
LTR	TYPE OF INSURANCE	POLICY NUMBER	DATE (MM/DD/YY)	DATE (MM/DD/YY)	LIMITS

A	GENERAL LIABILITY	GL7565283	11/15/06	11/15/07	GENERAL AGGREGATE			$2,000,000
	☒ COMMERCIAL GENERAL LIABILITY				PRODUCTS-COMP/OP AGG			$2,000,000
	☐ CLAIMS MADE ☒ OCCUR				PERSONAL & ADV INJURY			$1,000,000
	☐ OWNER’S & CONTRACTOR’S PROT				EACH OCCURRENCE			$1,000,000
					FIRE DAMAGE (Any one fire)			$100,000
					MED EXP (Any one person)			$5,000

B	AUTOMOBILE LIABILITY	CA7561278	11/15/06	11/15/07
	☒ ANY AUTO				COMBINED SINGLE LIMIT			$1,000,000
	☐ ALL OWNED AUTOS				BODILY INJURY		$
	☐ SCHEDULED AUTOS				(Per Person)
	☐ HIRED AUTOS				BODILY INJURY		$
	☐ NON-OWNED AUTOS				(Per accident)
					PROPERTY DAMAGE		$

	GARAGE LIABILITY				AUTO ONLY - EA ACCIDENT		$
	☐ ANY AUTO				OTHER THAN AUTO ONLY:
					EACH ACCIDENT		$
					AGGREGATE		$

C	EXCESS LIABILITY	BE7234807	11/15/06	11/15/07	EACH OCCURRENCE			$20,000,00
	☒ UMBRELLA FORM				AGGREGATE			$20,000,000
	☐ OTHER THAN UMBRELLA FORM						$

D	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY	WC7568308	11/15/06	11/15/07	☒ WC STATUTORY LIMITS	☐ OTHER
	THE PROPRIETOR/ ☐ INCL				EL EACH ACCIDENT			$1,000,000
	PARTNERS/EXECUTIVE				EL DISEASE-POLICY LIMIT			$1,000,000
	OFFICERS ARE: ☐ EXCL				EL DISEASE-EA EMPLOYEE			$1,000,000

	OTHER

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

General Liability Policy Contains Blanket Additional Insured Endorsement Per Attached

CERTIFICATE HOLDER	CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 10 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

Citibank, N.A., Administrative
Agent
ATTN: Angela McCracken
8401 North Central Expressway
Suite 500
Dallas, TX 75225	AUTHORIZED REPRESENTATIVE
ACORD 25-S (1/95)
	/s/ Greg Shockley	Greg Shockley
©ACORD CORPORATION 1988
CERTIFICATE: 011/001/ 00026

2

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

3

ENDORSEMENT

This endorsement effective 12:01 AM. 11/15/2005 forms a part of policy No. GL 319-98-42 issued to NAMI RESOURCES COMPANY LLC by NEW HAMPSHIRE INSURANCE COMPANY

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

ADDITIONAL INSURED - WHERE REQUIRED UNDER CONTRACT OR AGREEMENT

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE FORM

Section II - Who is an Insured, 1., is amended to add:

f)                                        Any person or organization to whom you become obligated to include as an additional insured under this policy, as a result of any contract or agreement you enter into which requires you to furnish insurance to that person or organization of the type provided by this policy, but only with respect to liability arising out of your operations or premises owned by or rented to you. However, the insurance provided will not exceed the lesser of:

1.             The coverage and/or limit of this policy, or

2.             The coverage and/or limits required by said contract or agreement.

/s/ [ILLEGIBLE]
Authorized Representative or
Countersignature (in States Where
Applicable)

4

EVIDENCE OF PROPERTY INSURANCE					DATE (MM/DD/YY) 12/15/06

THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.
PRODUCER	PHONE	(423) 586-2002	COMPANY
(A/C. No. Ext):
	Acordia-Morristown, TN	Lexington Insurance Company
628 East Morris Boulevard
P.O. Box 1379
Morristown TN 37816-1379

CODE:	SUB CODE:
AGENCY
CUSTOMER ID #: 165452

	INSURED	LOAN NUMBER	POLICY NUMBER

	Nami Resources Company, LLC: Ariana Energy, LLC;			7106072
	Trust Energy Company, LLC	EFFECTIVE DATE	EXPIRATION DATE
	14825 St. Mary’s Lane Suite 100	9/23/06	9/23/07	☐	CONTINUED UNTIL TERMINATED IF CHECKED
	Houston, TX 77079	THIS REPLACES EVIDENCE DATED:

PROPERTY INFORMATION
LOCATION/DESCRIPTION

Oil & Gas Drilling Equipment

COVERAGE INFORMATION

COVERAGE/PERILS/FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

Contractors Equipment Per Schedule Attached Deductible - 5% of Equipment Value Subject To $25,000 Minimum for Rigs, $10,000 Minimum All	$5,587,900

Other Equipment

REMARKS (Including Special Conditions)

CANCELLATION

THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 10 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

ADDITIONAL INTEREST
NAME AND ADDRESS
	MORTGAGEE	ADDITIONAL INSURED
Citibank, N.A., Administrative	☒ LOSS PAYEE
Agent	LOAN #
ATTN: Angola McCracken
8401 North Central Expressway
Suite 500	AUTHORIZED REPRESENTATIVE
Dallas, TX 75225
	/s/ Greg Shockley	Greg Shockley
ACORD 27 (3/93)	© ACORD CORPORATION 1993
CERTIFICATE: 008/001/ 00026

5

SCHEDULE OF INSURANCE

Nami Resources Company, LLC
14825 St. Mary’s Lane
Suite 100
Houston, TX 77079

COVERAGE DESCRIPTION	COMPANY	POLICY NUMBER	EFFECTIVE	EXPIRATION
Commercial Package	Lexington Insurance Company	7106072	09/23/2006	09/23/2007

		Year	Serial Number	Amount
Risk Information
Oil & Gas Drilling Equipment

# 6	Ajax Compressor Model 180 @ Station 239 Owned by Nami			$100,000.00
# 7	Ajax Compressor Model 280 @ Station 135			$175,000.00
# 8	G342 Compressor Model 311 @ Station 311 Old Brick Plant Unit			$18,000.00
# 9	Ajax Compressor Model 60 @ Station 615			$50,000.00
# 10	Ajax Compressor Model 360 @ Station 137			$270,000.00
# 11	Ajax Compressor Model 180 @ Station 136			$100,000.00
# 12	Ajax Compressor Model 280 @ Station 442			$175,000.00
# 13	Ajax Compressor Model 360 @ Station 443			$270,000.00
# 14	Ajax Compressor Model 140 @ Station 720			$90,000.00
# 15	Arial JGM/2 Comp. w/Waukesha Eng. Model F817GU Spruce Creek, Station 629 (LP - B&H Supply)		F7376/402263	$66,000.00
# 16	V6 225 Low Pressure Screw @ Jellico Creek (LP - Jordan Tech Rental)			$48,000.00

SCHEDULES OF INSURANCE DO NOT PROVIDE COMPLETE INSURANCE COVERAGE INFORMATION.

PLEASE REFER TO THE POLICY(IES) FOR COMPLETE AND CONTROLLING TERMS AND CONDITIONS.

6

		Year	Serial Number	Amount
# 18	Arial 325 Integral Comp. & Accessories Maple Creek Booster (LP - B&H Supply)		E104	$75,000.00

# 21	3508na/jgr/2-3 3 Stage 310 HP w/ (1) 13” & (1) 8.875”& (1) 4.625” @ Windrock. TN (LP - Universal Compression)		004400	$274,000.00

# 22	379 TA/JG/4-4 4 Stage 415 HP w/ (1) 13.5” & (1) 8.875” & (1) 6.125” & (1) 3.625” @ Windrock, TN (LP - Universal Compression)		103600	$336,000.00

# 23	3412CLE/JGJ/4-3 3 Stage 637 HP w/ (2) 16.75” & (1) 11” & (1) 5.5” @ Gausedale (LP - Universal Compression)		105534	$365,000.00

# 24	3306NA/SSU Rotary Screw 145 HP @ Coal Bed Hollow (LP - Universal Compression)		400829	$138,000.00

# 25	Unit 103552 3408TA Sullair Rotary Screw @ Strip Booster Location (LP - Universal Rental)			$150,000.00

# 26	Ajax DPC360 2 Stage 360 HP w/ (1) 15” & (1) 8” @ Station 442 Gregory Branch (LP - Universal Compression)		703820	$272,000.00

SCHEDULES OF INSURANCE DO NOT PROVIDE COMPLETE INSURANCE COVERAGE INFORMATION.

PLEASE REFER TO THE POLICY(IES) FOR COMPLETE AND CONTROLLING TERMS AND CONDITIONS.

7

		Year	Serial Number	Amount
# 27	3304/JGP/2-44 Stage 95 HP w/ (1) 8.875” & (1) 5.5” & (1) 3.875” & (1) 2.25” in Warburg, TN (LP - Universal Compression)		500907	$116,000,000

# 29	3408NA/JGA/4-3 3 HP Stage 255 w/ (2) 8.875” & (1) 6.5” & (1) 3.625” @ Station 340 (LP - Universal Compression)		102263	$220,400.00

# 33	Waukesha/F-817 Ariel Model 145 @ 842. Unit #2		549-91	$65,000.00

# 35	Flatkick 3304 Cat/Ariel JGP2 @ Station 440 Owned by Nami			$100,000.00

# 36	Waukesha 817/JA17S Booster @ Station 842 Mackey Bend Owned by Nami			$66,000.00

# 37	Liquid Ring Booster at Long Bottom Owned by Nami			$45,000.00

# 38	Liquid Ring Booster @ Vann #1 Well Owned by Nami			$32,000.00

# 39	1197 Ariel JGM2 @ Station 625 (LP - B&H Supply)			$120,000,.00

# 40	LeRo Screw Canada Booster #2 60 HP GSC629 (LP - Universal Compression)		100566	$93,500.00

SCHEDULES OF INSURANCE DO NOT PROVIDE COMPLETE INSURANCE COVERAGE INFORMATION.

PLEASE REFER TO THE POLICY(IES) FOR COMPLETE AND CONTROLLING TERMS AND CONDITIONS.

8

		Year	Serial Number	Amount
# 41	3406TA/JGA4/4 Stage Booster @ Station 634 (LP - Universal Compression)		402892	$305,000.00

#42	Ajax DPC600 3 Stage @ Station 450, Lewis Heirs (LP - Universal Compression)		100048	$410,000.00

# 43	6521 GSI JGR/4 3 Stage at Lewis Heirs (LP - Universal Compression)		106502	$473,000.00

# 44	Natco Tower Reboiler @ Station 135 SMEPA		EL9F7480102/EL3F8070	$40,000.00

# 45	Natco Tower Reboiler @ Station 138 Enpro/Asher		N19N1580102/N19N1570	$40,000.00

# 46	CE Natco Tower & Reboiler @ Station 239 Canada Town			$40,000.00

# 47	CE Natco Dehy Tower @ Station 340 Jellico/Irish		9A38601/EL908640101	$40,000.00

# 48	Natco Tower Natco Reboiler @ Station 442 Gregory Branch		EL902580109/T9818802	$40,000.00

# 49	Natco Tower Reboiler @ Station 443 Lay Branch		ELT3C2460101/NX2909	$40,000.00

# 50	Natco Tower Natco Reboiler @ Station 450 Lewis Heirs		EL9F6730102/N19N1570	$40,000.00

# 51	New Dehy @ Station 615 Mountain			$40,000.00

# 52	CE Natco Wireboiler Tower @ Station 623 Gausdale		BA95601/EL9	$40,000.00

# 53	Natco Tower Reboiler @ Station 629 Spruce Creck		NTON1550103/EL9F5650	$40,000.00

SCHEDULES OF INSURANCE DO NOT PROVIDE COMPLETE INSURANCE COVERAGE INFORMATION.

PLEASE REFER TO THE POLICY(IES) FOR COMPLETE AND CONTROLLING TERMS AND CONDITIONS.

9

		Year	Serial Number	Amount
# 54	CE Natco w/ Reboiler Tower @ Station 634 Mackey Bend		IMC640370	$40,000.00

# 55	CE Natco w/ Reboiler Tower @ 720 Mudd Creek		72059/13601	$40,000.00

# 56	Liquid Ring Cub Booster @ T-Hamlin NRC Owned			$45,000.00

# 57	4C91 Cub Liquid Ring Booster @ Station 842 (LP - Jordan Tech Rental)

	Total For Oil & Gas Drilling Equipment			$5,587,900.00
	Grand Total:			$5,587,900.00

SCHEDULES OF INSURANCE DO NOT PROVIDE COMPLETE INSURANCE COVERAGE INFORMATION.

PLEASE REFER TO THE POLICY(IES) FOR COMPLETE AND CONTROLLING TERMS AND CONDITIONS.

10

SCHEDULE 7.14
SUBSIDIARIES AND PARTNERSHIPS

Subsidiaries	Jurisdiction of Organization	Organizational Identification Number	Principal Place of Business and Chief Executive Office
Ariana Energy, LLC	Tennessee	0425970	Same as Borrower
Nami Resources Company L.L.C.	Kentucky	0478365	Same as Borrower
Trust Energy Company, LLC	Kentucky	0601354	Same as Borrower

1

SCHEDULE 7.18
GAS IMBALANCES

NONE

1

SCHEDULE 7.19
MARKETING CONTRACTS

Transportation Agreement dated April 30, 1986, between Southern Gas Company, Inc. and Delta Natural Gas Company, Inc., as amended by Amendment to Transportation Agreement dated April 11, 1996, between Delta Natural Gas Company, Inc. and Southern Gas Company of Delaware, Inc. re:  transportation of natural gas from Whitley County, Kentucky to Clay County, Kentucky

Letter dated August 19, 1999, from Southern Gas Co. of Delaware, Inc. to Nami Resources Company L.L.C. re:  conveyance of leases and wells by Southern Gas Co. of Delaware, Inc. to Nami Resources Company L.L.C.

Agreement dated February 1, 2001, between Delta Natural Gas Company, Inc. and Nami Resources Company L.L.C. re:  transportation of natural gas from southeast Kentucky to Whitley County, Kentucky

Agreement dated August 24, 2004 between Delta Natural Gas Company, Inc. and Nami Resources Company L.L.C. re:  transportation of natural gas in Knox County, Kentucky

Agreement dated March 10, 2005, between Delta Natural Gas Company, Inc. and Nami Resources Company L.L.C. re:  transportation of natural gas from Bell, Knox and Harlan Counties, Kentucky

1

SCHEDULE 7.20
CURRENT SWAP AGREEMENTS

NAMI RESOURCES COMPANY – 1 YEAR (12 month) HEDGE w/ Bank of Oklahoma (Texas)

Dated:  12/07/06

MONTH	PRICE	NYMEX SETTLEMENT	VOLUME	AMOUNT OWED TO/(FROM) BANK
JAN ‘07	$6.0400	$7.7230	217,000	$365,211.00
FEB	$6.0400	$7.8030	196,000	$345,548.00
MAR	$6.0400	$7.7750	217,000	$376,495.00
APR	$6.0400	$7.6500	210,000	$338,100.00
MAY	$6.0400	$7.6550	217,000	$350,455.00
JUN	$6.0400	$7.7400	210,000	$357,000.00
JUL	$6.0400	$7.8430	217,000	$391,251.00
AUG	$6.0400	$7.9230	217,000	$408,611.00
SEP	$6.0400	$7.9880	210,000	$409,080.00
OCT	$6.0400	$8.1000	217,000	$447,020.00
NOV	$6.0400	$8.6400	210,000	$546,000.00
DEC	$6.0400	$9.1300	217,000	$670,530.00

Average	$6.0400	$7.998	2,555,000	$(5,001,412.50)

STRIPS (1)	PRICES
12 MONTH (Jan - Dec)	$6.04

(1) As locked in by Nami Resources

Please note:  All NYMEX settlement prices are shown as current prices and are NOT final expiration prices unless noted with an “S”.

“S” indicates that the price is the FINAL settlement price for the month.

1

SCHEDULE 7.24
MORTGAGE FILING OFFICES

I.                                         KENTUCKY

Attn: UCC Branch
Kentucky Secretary of State
700 Capital Avenue, Suite 153
Frankfurt, Kentucky 40601

Attn: Joan Ann Asher
Bell County Court Clerk
Bell County Courthouse
101 Courthouse Square
Pineville, Kentucky 40977

Attn: Freddy Wayne Thompson
Clay County Court Clerk
Clay County Courthouse
102 Richmond Rd., Suite 101
Manchester, Kentucky 40962

Attn: Wanda S. Clem
Harlan County Court Clerk
Harlan County Courthouse
129 South 1st Street
Harlan, Kentucky 40831

Attn: Mike Corey
Knox County Court Clerk
Knox County Courthouse
401 Court Square
Barbourville, Kentucky 40906

Attn: James Lewis
Leslie County Court Clerk
Leslie County Courthouse
22010 Main Street
Hyden, Kentucky 41749

Attn: Jo Kidd
McCreary County Court Clerk
McCreary County Courthouse
One North Main Street
Whitley City, Kentucky 42653

1

Attn: Tom Rains
Whitley County Court Clerk
Whitley County Courthouse
200 Main Street
Williamsburg, Kentucky 40769

II.                                     TENNESSEE

Attn: Business Services
Tennessee Secretary of State
312 8th Avenue, North
6th Floor, Snodgrass Tower
Nashville, Tennessee 37243

Attn: Jeff Cole
Anderson County Register of Deeds
Anderson County Courthouse
100 N. Main Street
Clinton, Tennessee 37716-3608

Attn: Don L. Nance
Campbell County Register of Deeds
Campbell County Courthouse
195 Ky. Street
Jacksboro, Tennessee 37757

Attn: Sandy Leach-Dalton
Morgan County Register of Deeds
Morgan County Courthouse
415 S. Kingston St.
Wartburg, Tennessee 37887

Attn: Pat Phillips
Scott County Register of Deeds
Scott County Courthouse
283 Court Street
Huntsville, Tennessee 37756

2

SCHEDULE 8.16
MINIMUM SWAP REQUIREMENTS

Year	Actual Hedged Volumes (MCfe)	MMBtu
2007	1,400,000	1,708,355
2008	2,400,000	3,016,129
2009	2,100,000	2,649,361
2010	1,900,000	2,387,640
2011	1,800,000	2,196,009

MINIMUM PUT OPTION REQUIREMENTS

Year	Volume Subject to Put MMBtu	Minimum Price (NYMEX)
2007	1,356,478	$7.50
2008	2,211,367	$7.50
2009	1,840,135	$7.50

1

SCHEDULE 9.03

EXISTING LIENS

Liens Granted by Nami Holding Company, LLC

None

Liens Granted by Trust Energy Company, LLC

None

Liens Granted by Ariana Energy, LLC (Bank of Texas, N.A.)

1.                                       Deed of Trust and Security Agreement dated March 16, 2006, from Ariana Energy, LLC to Bank of Texas, N. A. as Administrative Agent, filed in the records shown of the following counties in Tennessee:

Location	Book/Page	Records

Anderson	1420/148	Trust Deed
Campbell	T474/861	Trust Deed
Morgan	51/462	Trust Deed
Scott	223/708	Trust Deed
Scott	0/17	Note Book

2.                                       UCC Financing Statement naming Ariana Energy, LLC as debtor and Bank of Texas, N.A. as Administrative Agent as secured party [Deed of Trust and Security Agreement (Oil and Gas) dated March 16, 2006 from Ariana Energy, LLC to Bank of Texas, N.A. as Administrative Agent]:

Filing Location	Filing Number	Filing Date

Tennessee Secretary of State	206-021031	4/17/06

as amended:

Filing Location	Filing Number	Filing Date

Tennessee Secretary of State	306-125487	5/3/06

1

Liens Granted by Nami Resources Company L.L.C. (Bank of Texas, N.A.)

1.                                      Mortgage dated December 17, 1985, from Southern Gas Company, Inc. to First Security National Bank & Trust Company, filed in the records shown of the following county in Kentucky:

Location	Book/Page	Records
Whitley	139/236	Mortgage

2.                                      Mortgage dated April 10, 1987, from Southern Gas company, Inc. to First Security National Bank & Trust company, filed in the records shown of the following counties in Kentucky:

Location	Book/Page	Records
Whitley	148/499	Mortgage
Leslie	34/372	Mortgage
Clay	85/103	Mortgage
Knox	100/151	Mortgage
Leslie	1/346	Fixture Filing

3.                                      Mortgage and Security Interest dated November 1, 1988, from Natural Resource Services, Inc. and Southern Gas Company, Inc. to Sequa Capital Corporation, filed in the records shown of the following counties in Kentucky:

Location	Book/Page	Records
Knox	100/1	Mortgage
Knox	109/568	Mortgage
Whitley	162/114	Mortgage

4.                                      Assignment of Note and Mortgage dated December 27, 1990, from First Security National Bank & Trust Company to Sequa Capital Corporation.

Location	Book/Page	Records
Clay	38/48	Miscellaneous
Whitley	180/20	Mortgage

5.                                      Partial Release of Mortgage and Security Agreement by First Security National Bank and Trust Company, dated December 9, 1991.

Location	Book/Page	Records
Whitley	73/367	Miscellaneous
Clay	33/445	Miscellaneous

2

6.                                      Mortgage and Security Interest dated March 23, 1993, from Southern Gas Holding Company, Inc. to National American Life Insurance Company of Pennsylvania, filed in the records shown of the following counties in Kentucky:

Location	Book/Page	Records
Knox	135/440	Mortgage
Whitley	203/444	Mortgage

7.                                      Amended and Restated Mortgage, Collateral Real Estate Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production dated February 24, 1994, from Southern Gas Company, Inc. to Bank One, Texas, N.A., filed in the records shown of the following counties in Kentucky:

Location	Book/Page	Records
Clay	106/165	Real Estate Mortgage
Knox	143/515	Mortgage
Whitley	215/293	Mortgage

8.                                      Partial Release of Mortgage dated February 26, 1994, from Southern Gas Company, Inc. to First Security National Bank & Trust Company, recorded in Mortgage Book 139, page 236 and Mortgage Book 148, page 499 and assigned to Sequa Capital Corporation by instrument of record in Mortgage Book 180, page 120.

Location	Book/Page	Records
Whitley	84/7	Miscellaneous

9.                                      Assignment of Notes, Liens, Security Interests and Other Rights dated February 23, 1994, from National American Life Insurance Company of Pennsylvania to Bank One, Texas, N.A, filed in the records shown of the following counties in Kentucky:

Location	Book/Page	Records
Knox	143/593	Mortgage
Whitley	215/402	Mortgage

10.                                Mortgage, Collateral Real Estate Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement, and Assignment of Production dated February 24, 1994, executed by American Resources of Delaware, Inc. and Southern Gas Company of Delaware, Inc. in favor of Bank One, Texas, N.A., and filed in the records shown of the following counties in Kentucky:

Location	Book/Page	Records
Clay	106/206	Mortgage
Knox	144/1	Mortgage
Whitley	215/406	Mortgage

3

11.                                Ratification of and Amendment to Amended and Restated Mortgage, Collateral Real Estate Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production dated as of February 24, 1994, between Southern Gas Company of Delaware, Inc. and Bank One, Texas, N.A., filed in the records shown of the following counties in Kentucky:

Location	Book/Page	Records
Clay	106/660	Mortgage
Knox	145/5	Mortgage
Whitley	216/13	Mortgage

12.                                 Assignment of Notes, Liens, Security Interests and Other Rights dated February 26, 1994, from Sequa Capital Corporation to Bank One, Texas, National Association, recorded in the following counties in Kentucky:

Location	Book/Page	Record
Knox	143/510	Mortgage
Whitley	215/288	Mortgage

13.                                 Partial Release of Mortgage dated April 21, 1994, from Southern Gas Holding Company, Inc. to National American Life Insurance Company of Pennsylvania, Inc., and assigned to Bank One, Texas, N.A.

Location	Book/Page	Records
Whitley	85/257	Miscellaneous

14.                                Ratification of and Amendment to Mortgage, Collateral Real Estate Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production dated as of September 28, 1995, by American Resources of Delaware, Inc., Southern Gas Company of Delaware, Inc., and Den Norske Bank ASA, filed in the records shown of the following counties in Kentucky:

Location	Book/Page	Records
Clay	44/302	Miscellaneous
Knox	158/667	Mortgage
Whitley	228/572	Mortgage

4

15.                                Assignment of Notes, Liens, Security Interests, and Other Rights dated September 28, 1995, from Bank One, Texas, National Association to Den Norske Bank AS, recorded in the following counties in Kentucky:

Location	Book/Page	Records
Clay	44/314	Miscellaneous
Knox	158/655	Mortgage
Whitley	228/583	Mortgage

16.                                Ratification of and Amendment to Mortgage, Collateral Real Estate Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production dated as of August 7, 1996, by American Resources of Delaware, Inc., Southern Gas Company of Delaware, Inc., and Den Norske Bank ASA, filed in the records shown of the following counties in Kentucky:

Location	Book/Page	Records
Clay	45/367	Mortgage
Knox	165/685	Mortgage
Whitley	238/482	Mortgage

17.                                Assignment of Notes, Liens, Security Interests and Other Rights dated as of March 5, 1998, executed by Den Norske Bank ASA, to DNB Assets, Inc., filed in the records shown of the following counties in Kentucky:

Location	Book/Page	Records
Clay	47/594	Mortgage
Knox	182/219	Mortgage
Whitley	260/603	Mortgage

18.                                Ratification of and Amendment to Mortgage, Collateral Real Estate Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production dated March 5, 1998, by and between American Resources of Delaware, Inc. Southern Gas Co. of Delaware, Inc. and DNB Energy Assets, Inc., recorded in the following counties in Kentucky.

Location	Book/Page	Records
Whitley	260/616	Mortgage
Knox	182/232	Mortgage
Clay	47/607	Miscellaneous

5

19.                                Ratification of and Amendment of Mortgage, Collateral Real Estate Mortgage, Deed of Trust, Indenture Security Agreement, Financing Statement and Assignment of Production, dated March 5, 1998, from American Resources of Delaware, Inc. and Southern Gas Co. of Delaware, Inc. and DNB Energy Assets, Inc. (related to Second Amendment to First Amended and Restated Credit Agreement, dated October 1, 1998) recorded in the following counties in Kentucky:

Location	Book/Page	Records
Knox	190/73	Mortgage
Whitley	271/501	Mortgage
Clay	127/401	Mortgage

20.                                 Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, dated May 5, 1998, from American Resources Offshore, Inc., American Resources of Delaware and Southern Gas Co. of Delaware to Rayston K. Eustace, Trustee for the benefit of TECO Oil & Gas, Inc., recorded in the following county in Kentucky.

Location	Book/Page	Records
Knox	182/242	Mortgage

21.                                Assumption, Renewal and Supplemental Mortgage, Security Agreement, Assignment of Production, Fixture Filing and Financing Statement dated September 10, 1999, executed by Nami Resources Company L.L.C. in favor of Den Norske Bank ASA, and filed in the records shown of the following counties in Kentucky:

Location	Book/Page	Records
Bell	3/47	Fixture Filing
Bell	175/533	Mortgage
Knox	201/650	Mortgage
Knox	#42960 (12/6/99)	Fixture
Laurel	443/553	Mortgage
Laurel	8/564	Fixture Filing
Leslie	77/1	Mortgage
Leslie	3/492	Fixture Filing
McCreary	98/167	Mortgage
Whitley	291/410	Mortgage
Whitley	3/443	Fixture Filing
Clay	2/208	Fixture Filing
Clay	132/398	Mortgage
Clay	50/395	Miscellaneous

6

22.                                Partial Release of Financing Documents dated May 5, 2000,  as referenced in Assumption, Renewal and Supplemental Mortgage, Security Agreement, Assignment of Production, Fixture Filing and Financing Statement (dated September 10, 1999).

Location	Book/Page	Records
Whitley	109/158	Miscellaneous

23.                                Mortgage, Security Agreement, Assignment of Production, and Financing Statement, dated September 15, 2000, referring to Mortgage Book 136, page 710, recorded May 21, 2001, executed by O. G. Investments, LLC, in favor of Den Norske Bank ASA..

Location	Book/Page	Records
Clay	136/710	Mortgage
McCreary	100/721	Mortgage
Whitley	309/148	Mortgage

24.                                First Modification of Assumption, Renewal and Supplemental Mortgage, Security Agreement, Assignment of Production, Fixture Filing and Financing Statement dated September 15, 2000, executed by Nami Resources Company L.L.C. and Den Norske Bank ASA, and filed in the records shown of the following counties in Kentucky.

Location	Book/Page	Records
Bell	182/790	Mortgage
Knox	211/90	Mortgage
Laurel	461/369	Mortgage
Leslie	79/185	Mortgage
McCreary	100/743	Mortgage
Whitley	309/195	Mortgage

25.                                Mortgage, Security Agreement, Assignment of Production, and Financing Statement dated September 15, 2000, executed by Nami Resources Company L.L.C. in favor of Den Norske Bank ASA, and filed in the records shown of the following counties in Kentucky:

Location	Book/Page	Records
Clay	136/732	Mortgage
Harlan	259/610	Mortgage

7

26.                                Mortgage and Security Agreement (Oil and Gas) dated as of March 23, 2001, executed by Nami Resources Company L.L.C. in favor of Bank of Texas, N.A., recorded as follows:

Kentucky	Volume/Page	Records
Bell County	186/693	Mortgage
Clay County	140/490	Mortgage
Harlan County	265/767	Mortgage
Knox County	219/325	Mortgage
Leslie County	81/240	Mortgage
McCreary County	104/246	Mortgage
Whitley County	321/307	Mortgage

27.                                Mortgage and Security Agreement (Pipelines and Gathering System) dated as of March 23, 2001, executed by Nami Resources Company L.L.C. in favor of Bank of Texas, N.A., recorded as follows:

Kentucky	Volume/Page	Records
Bell County	186/733	Mortgage
Clay County	140/455	Mortgage
Harlan County	266/1	Mortgage
Knox County	219/290	Mortgage
Leslie County	81/204	Mortgage
McCreary County	104/287	Mortgage
Whitley County	321/272	Mortgage

28.                                Mortgage and Security Agreement (Production Payment) between O.G. Investment, L.L.C. and Joint Investment and Development, L.L.C. and Bank of Texas, National Association, dated March 23, 2001.

Location	Book/Page	Records
McCreary	104/228	Mortgage
Clay	140/437	Mortgage
Whitley	321/254	Mortgage

29.                                 Financing Statement recorded May 1, 2000, of record in Fixture Filing Book 3, page 201, having been amended by that certain UCC-3 Financing Statement Amended recorded October 18, 2000, of record in Fixture Filing Book 3, page 396, and having been assigned to Den Norske Bank, ASA, by that certain Assignment of Financing Statements recorded May 21, 2001, of record in Mortgage Book 186, page 690, and Fixture Filing Book 3, page 467.

Location	Book/Page	Records
Bell	3/201	Fixture Filing
Bell	3/396	Fixture Filing
Bell	3/467	Fixture Filing
Bell	186/690	Mortgage

8

30.                                Financing Statement of record in Fixture Filing Book 3, page 375 between Nami Resources Company L.L.C. and Bank of Texas, N.A., including but not limited to accounts and equipment.

Location	Volume Page	Record Book
Clay	3/375	Fixture Filing
Clay	140/437	Mortgage

31.                                Financing Statement of record in Fixture Filing Book 8, page 362 between Nami Resources Company L.L.C. and Bank of Texas, N.A., including but not limited to accounts and equipment, and amended February 20, 2006, by UCC Financing Statement recorded in Fixture Filing Book 8, Page 237.

Location	Volume Page	Record Book
Leslie	8/362	Fixture Filing
Leslie	8/237	Fixture Filing
Leslie	81/194	Mortgage

32.                                Financing Statement recorded April 26, 2006, of record in Fixture Filing Book 8, Page 325 between Nami Resources Company L.L.C. and Bank of Texas, N.A., including but not limited to accounts and equipment, and continued February 20, 2006, by UCC Financing Statement recorded in Fixture Filing Book 8, Page 235.

Location	Volume Page	Record Book
Leslie	8/325	Fixture Filing
Leslie	8/235	Fixture Filing
Leslie	81/204	Mortgage

33.                                Financing Statement recorded March 23, 2001, of record in Fixture Filing Book 8, Page 401 between Nami Resources Company L.L.C. and Bank of Texas, N.A., including but not limited to accounts and equipment, and amended February 20, 2006, by UCC Financing Statement recorded in Fixture Filing Book 8, Page 239.

Location	Volume Page	Record Book
Leslie	8/401	Fixture Filing
Leslie	8/239	Fixture Filing
Leslie	81/240	Mortgage

34.                                Mortgage and Security Agreement (Oil and Gas) dated as of July 18, 2001, executed by Nami Resources Company L.L.C. in favor of Bank of Texas, N.A., recorded as follows:

Location	Volume Page	Record Book
Clay County	142/477	Mortgage
Knox County	M223/199	Mortgage
Whitley County	326/497	Mortgage

9

35.                                Partial Release, recorded September 30, 2002, from Bank of Texas National Association to NAMI Resources Company, LLC.

Location	Book/Page	Records
Clay	56/221	Miscellaneous

36.                                Assignment of Notes and Mortgages dated effective March 27, 2001, executed by DNB Energy Assets, Inc. and Den Norske Bank ASA for the purpose of transferring and assigning to Bank of Texas certain indebtedness and the liens securing that indebtedness owned by Nami Resources Company L.L.C. recorded as follows:

Location	Volume/Page	Records
Bell County	186/681	Mortgage
Clay County	53/283	Miscellaneous
Harlan County	265/758	Mortgage
Knox County	219/284	Mortgage
Laurel County	487/624	Mortgage
Leslie County	81/194	Mortgage
McCreary County	104/219	Mortgage
Whitley County	321/245	Mortgage

37.                                First Amendment to Mortgages dated as of June 30, 2003, executed by Nami Resources Company L.L.C. and Bank of Texas, N.A., as Administrative Agent, recorded as follows:

Location	Volume/Page	Records
Bell County	216/547	Mortgage
Clay County	57/506	Mortgage
Harlan County	300/720	Mortgage
Knox County	259/354	Mortgage
Leslie County	94/543	Mortgage
McCreary County	121/528	Mortgage
Whitley County	385/429	Mortgage

38.                                Assignment and Bill of Sale dated December 30, 2004 executed by Nami Resources Company, LLC to Trust Energy Company, LLC, recorded as follows:

Location	Book/Page	Records
Bell County	45/89	Lease
Clay County	88/506	Lease
Harlan County	44/405	Lease
Knox County	99/395-483	Lease
Laurel County	48/665	Miscellaneous
Leslie County	65/643	Lease
McCreary County	18/667-755	Miscellaneous
Whitley County	85/15-102	Lease

10

39.                                 Division and Partial Assignment of Notes and Liens dated December 30, 2004 executed by First American Bank, SSB and Bank of Texas, N.A., TCW Asset Management Company and Nami Resources Company, LLC.

Location	Book/Page	Records
Bell County	236/570	Mortgage
Clay County	170/58	Mortgage
Harlan County	325/360	Mortgage
Knox County	26/157-258	Miscellaneous
Laurel County	49/01	Miscellaneous
Leslie County	103/29	Mortgage
McCreary County	135/307-409	Notes & Liens
Whitley County	85/103-204	Lease

40.                                 Amended and Restated Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 30, 2004 executed by Trust Energy Company, LLC and TCW Asset Management Company, Agent and Richard C. Raines, Trustee

Location	Book/Page	Records
Bell County	236/672	Mortgage
Bell County	5/244	Fixture
Clay County	170/160	Mortgage
Clay County	3/1	Fixture
Harlan County	325/463	Mortgage
Harlan County	6/634	Fixture
Knox County	289/1-115	Mortgage
Knox County	4/374-487	Fixture
Laurel County	706/138	Mortgage
Laurel County	12/111	Fixture
Leslie County	103/131	Mortgage
Leslie County	7/319	Fixture
McCreary County	135/410-524	Record
McCreary County	135/525-639	Record
Whitley County	424/590-704	Mortgage
Whitley County	4/546-660	Fixture

41.                                 Financing Statement between Nami Resources Company, L.L.C. and Bank of Texas, N.A., recorded May 25, 2005, including but not limited to accounts and equipment, referencing Mortgage Book 104, page 228.

Location	Book/Page	Records
McCreary	148/382	Mortgage

11

42.                                 Financing Statement recorded April 12, 2006, regarding Bank of Oklahoma, from Nami Resources Company, L.L.C., and amended by UCC Financing Statement recorded in Fixture Filing Book 5, Page 38, including but not limited to fixtures, realty and personalty, referencing Mortgage and Security Agreement attached.

Location	Book/Page	Records
Knox	4/600	Fixture Filing
Knox	5/38	Fixture Filing

43.                                 Financing Statement recorded April 12, 2006, from NAMI Resources Company, LLC to Bank of Texas, N.A., including but not limited to fixtures, realty and personalty, referencing Mortgage and Security Agreement attached.

Location	Book/Page	Records
Knox	4/637	Fixture Filing

44.                                 Financing Statement recorded April 7, 2006, from Joint Investment and Development, LLC to Bank of Oklahoma, N.A., including but not limited to fixtures, realty and personalty, referencing Mortgage and Security Agreement attached, and amended by filing recorded at Fixture Filing Book 3, Page 417.

Location	Book/Page	Records
Clay	3/160	Fixture Filing
Clay	3/417	Fixture Filing

45.                                 Financing Statement recorded April 7, 2006, from Nami Resources Company, L.L.C to Bank of Oklahoma, N.A., including but not limited to fixtures, realty and personalty, recorded in Fixture Filing Book 8, Page 241, and amended April 18, 2006, recorded in Fixture Filing Book 8, Page 321, and referencing Oil and Gas Mortgage dated March 23, 2001.

Location	Book/Page	Records
Leslie	8/241	Fixture Filing
Leslie	8/321	Fixture Filing

46.                                 Financing Statement recorded April 10, 2006, from Nami Resources Company, L.L.C to Bank of Oklahoma, N.A., including but not limited to fixtures, realty and personalty, recorded in Fixture Filing Book 8, Page 284, and amended April 6, 2006, in Fixture Filing Book 8, Page 323, amended again May 1, 2006, in Fixture Filing Book 8, Page 399, and referencing a Pipeline Mortgage dated March 23, 2001.

Location	Book/Page	Records
Leslie	8/284	Fixture Filing
Leslie	8/323	Fixture Filing
Leslie	8/399	Fixture Filing

12

47.                                 Financing Statement recorded April 10, 2006, from NAMI Resources Company, LLC to Bank of Oklahoma, N.A., and amended by UCC Financing Statement recorded in Fixture Filing Book 3, Page 416, including but not limited to fixtures, realty and personalty, referencing Mortgage and Security Agreement attached.

Location	Book/Page	Records
Clay	3/180	Fixture Filing
Clay	3/416	Fixture Filing

48.                                 Financing Statement recorded April 24, 2006, from NAMI Resources Company, LLC to Bank of Oklahoma, N.A., and amended by UCC Financing Statement recorded in Fixture Filing Book 3, Page 414, including but not limited to accounts and equipment, referencing Miscellaneous Book 53, page 283.

Location	Book/Page	Records
Clay	3/338	Fixture Filing
Clay	3/414	Fixture Filing

49.                                 Financing Statement recorded April 24, 2006, from Nami Resources Company, L.L.C., to Bank of Texas, N.A., including but not limited to accounts and equipment, referencing Mortgage Book 140, page 455.

Location	Book/Page	Records
Clay	3/264	Fixture Filing

50.                                 Financing Statement recorded April 25, 2006, between Nami Resources Company L.L.C. and Bank of Texas, N.A., including but not limited to accounts and equipment, referencing Mortgage Book 321, page 307.

Location	Book/Page	Records
Whitley	4/761	Fixture Filing

51.                                 Financing Statement recorded April 13, 2006, between Nami Resources Company L.L.C. and Bank of Oklahoma, N.A., and amended by UCC Financing Statement Amendment filed April 25, 2006 in Fixture Filing Book 5, page 239, including but not limited to fixtures, realty and personalty, referencing Mortgage and Security Agreement attached.

Location	Book/Page	Records
Whitley	5/89	Fixture Filing
Whitley	5/239	Fixture Filing

13

52.           Financing Statement recorded April 10, 2006, from NAMI Resources Company, LLC to Bank of Oklahoma, N.A., and amended by UCC Financing Statement filed in Fixture Filing Book 3, Page 415, including but not limited to fixtures, realty and personalty, referencing Mortgage and Security Agreement attached.

Location	Book/Page	Records
Clay	3/217	Fixture Filing
Clay	3/415	Fixture Filing

53.                                 Financing Statement recorded April 26, 2006, between Nami Resources Company, L.L.C and Bank of Texas, N.A., including but not limited to accounts, fixtures and equipment.

Location	Book/Page	Records
Clay	3/301	Fixture Filing

54.                                 Financing Statement recorded April 25, 2006, between Nami Resources Company L.L.C. and Bank of Texas, N.A., including but not limited to accounts and equipment, referencing Mortgage Book 321, page 254.

Location	Book/Page	Records
Whitley	5/126	Fixture Filing

55.                                 Financing Statement recorded April 25, 2006, between Nami Resources Company L.L.C. and Bank of Texas, N.A., including but not limited to accounts and equipment, referencing Mortgage Book 321, page 272.

Location	Book/Page	Records
Whitley	5/163	Fixture Filing

56.                                 Financing Statement recorded April 25, 2006, of record in Fixture Filing Book 5, page 200 between Nami Resources Company L.L.C. and Bank of Texas, N.A., including but not limited to accounts and equipment, referencing Mortgage Book 321, page 245.

Location	Book/Page	Records
Whitley	5/200	Fixture Filing

57.                                 Financing Statement recorded April 13, 2006, from Nami Resources Company, L.L.C., to Bank of Oklahoma, N.A., and amended by UCC Financing Statement filed at Fixture Filing Book 5, Page 237, including but not limited to fixtures, realty and personalty, referencing Mortgage and Security Agreement attached.

Location	Book/Page	Records
Whitley	5/1	Fixture Filing
Whitley	5/237	Fixture Filing

14

58.                                 Financing Statement, with a recordation date that is illegible, from Nami Resources Company, L.L.C. to Bank of Texas, N.A., including but not limited to accounts and equipment.

Location	Book/Page	Records
Knox	5/40	Fixture Filing

59.                                 Financing Statement, with a recordation date which is illegible, from NAMI Resources Company, LLC to Bank of Texas, N.A., including but not limited to accounts and equipment.

Location	Book/Page	Records
Knox	5/77	Fixture Filing

60.                                 Financing Statement, of which the recordation date is illegible, from NAMI Resources Company, LLC to Bank of Texas, N.A., including but not limited to accounts and equipment.

Location	Book/Page	Records
Knox	5/1	Fixture Filing

61.                                 Financing Statement, the recordation date of which is April 12, 2006, from NAMI Resources Company, LLC to Bank of Texas, N.A.

Location	Book/Page	Records
Knox	4/700	Fixture Filing

62.                                 Financing Statement, the recordation date of which is illegible, from NAMI Resources Company, LLC to Bank of Texas, N.A.

Location	Book/Page	Records
McCreary	149/148	Mortgage

63.                                 Financing Statement between Nami Resources and Bank of Texas, N.A., recorded May 30, 2006, including but not limited to accounts and equipment, referencing Mortgage Book 104, page 246.

Location	Book/Page	Records
McCreary	148/430	Mortgage

64.                                 Financing Statement between Nami Resources Company L.L.C. and Bank of Oklahoma, N.A., filed May 30, 2006, including but not limited to accounts and equipment, referencing Mortgage Book 104, page 287.

Location	Book/Page	Records
McCreary	148/468	Mortgage

15

65.                                 Financing Statement between Nami Resources Company, L.L.C. and Bank of Texas, N.A., recorded April 21, 2006, referencing attached Security Agreement for Oil and Gas.

Location	Book/Page	Records
McCreary	149/105	Mortgage

66.                                 Financing Statement Amendment referencing Assignment of Mortgage filed of record in Miscellaneous Book 53, page 283.

Location	Book/Page	Records
Clay	62/152	Miscellaneous

67.                                 Financing Statement Amendment from Nami Resources Company, L.L.C., to Bank of Texas, N.A., referencing Mortgage Book 140, page 437.

Location	Book/Page	Records
Clay	62/153	Miscellaneous

68.                                 Financing Statement Amendment, referencing Mortgage recorded in Mortgage Book 140, page 455.

Location	Book/Page	Records
Clay	62/154	Miscellaneous

69.                                 Financing Statement Amendment, referencing Mortgage recorded in Mortgage Book 140, page 490.

Location	Book/Page	Records
Clay	62/155	Miscellaneous

70.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Texas, N.A. as secured party [Mortgage and Security Agreement (Oil and Gas) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160911-68.01	4/12/06

16

71.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Oklahoma, N.A. as secured party [Mortgage and Security Agreement (Oil and Gas) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160770-51.01	4/11/06

As amended to change secured party to Bank of Texas, N.A.:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160770-51.02	4/25/06

72.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Texas, N.A. as secured party [Mortgage and Security Agreement (Oil and Gas) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160751-20.01	4/11/06

73.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Texas, N.A. as secured party [Mortgage and Security Agreement (Pipelines and Gathering System) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160742-10.01	4/11/06

As amended:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160742-10.02	4/25/06

74.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Oklahoma, N.A. as secured party [Mortgage and Security Agreement (Pipelines and Gathering System) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160740-98.01	4/11/06

17

As amended to change secured party to Bank of Texas, N.A.:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160740-98.02	4/25/06

75.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Oklahoma, N.A. as secured party [Mortgage and Security Agreement (Pipelines and Gathering System) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160738-55.01	4/11/06

As amended to change secured party to Bank of Texas, N.A.:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160738-55.02	4/25/06

76.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Oklahoma, N.A. as secured party [Mortgage and Security Agreement (Pipelines and Gathering System) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160538-33.01	4/10/06

As amended to change secured party to Bank of Texas, N.A.:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160538-33.02	4/25/06

77.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Oklahoma, N.A. as secured party [Mortgage and Security Agreement (Pipelines and Gathering System) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160534-99.01	4/10/06

18

As amended to change secured party to Bank of Texas, N.A.:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160534-99.02	4/25/06

78.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Oklahoma, N.A. as secured party [Mortgage and Security Agreement (Pipelines and Gathering System) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160521-45.01	4/10/06

As amended to change secured party to Bank of Texas, N.A.:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2160521-45.02	4/25/06

79.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Oklahoma, N.A. as secured party [Mortgage and Security Agreement (Pipelines and Gathering System) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2159532-45.01	4/6/06

As amended to change secured party to Bank of Texas, N.A.:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2159532-45.02	4/18/06

80.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Oklahoma, N.A. as secured party [Mortgage and Security Agreement (Oil and Gas) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2159485-62.01	4/6/06

19

As amended to change secured party to Bank of Texas, N.A.:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2159485-62.02	6/1/06

81.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Texas, N.A. as secured party [Mortgage and Security Agreement (Pipelines and Gathering System) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2159485-62.02	3/17/06

82.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Texas, N.A. as secured party [Mortgage and Security Agreement (Oil and Gas) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2153480-91.01	3/13/06

83.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Texas, N.A. as secured party [Mortgage and Security Agreement (Oil and Gas) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2006-2153393-34.01	3/13/06

84.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Texas, N.A. as secured party [Mortgage and Security Agreement (Oil and Gas) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2001-1608188-00	6/4/01

20

As amended, assigned, continued:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2001-1608188-00	8/23/01

Kentucky Secretary of State	2001-1608188-00	1/20/05

Kentucky Secretary of State	2001-1608188-00	1/20/05

Kentucky Secretary of State	2001-1608188-00	3/10/06

85.                                 UCC Financing Statement naming Nami Resources Company L.L.C. as debtor and Bank of Texas, N.A. as secured party [Mortgage and Security Agreement (Pipeline and Gathering System) dated March 23, 2001 from Nami Resources Company L.L.C. to Bank of Texas, National Association]:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2001-1608187-00	6/4/01

As continued:

Filing Location	Filing Number	Filing Date

Kentucky Secretary of State	2001-1608187-00	3/10/06

Liens Granted by Nami Resources Company L.L.C. (secured parties other than Bank of Texas, N.A.)

Filing Location	Filing Number	Filing Date	Secured Party

Kentucky Secretary of State	2003-1913418-82	4/4/03	CitiCapital Commercial Corporation

Kentucky Secretary of State	2005-2099912-49	6/23/05	Whayne Supply Company

Kentucky Secretary of State	2006-2180362-30	7/10/06	Foxy Air, LLC/General Electric Capital Corporation

21

SCHEDULE 9.05
INVESTMENTS

NONE, except for the ownership by the Borrower of 100% of the Equity Interests of each of Ariana, NRC and TEC and any described in the Financial Statements.

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